                                                                     EXHIBIT 4.4

================================================================================







                                   INDENTURE

                           Dated as of June 17, 1997


                                    Between

             CAPSTAR RADIO BROADCASTING PARTNERS, INC., as Issuer,

                                      and

                 U.S. TRUST COMPANY OF TEXAS, N.A., as Trustee


                              ----------------

                                $200,000,000

              9 1/4% Senior Subordinated Notes due 2007, Series A
              9 1/4% Senior Subordinated Notes due 2007, Series B



================================================================================

                             CROSS-REFERENCE TABLE

 TIA                                                                                                              Indenture
Section                                                                                                            Section
-------                                                                                                           ---------
     310(a)(1)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            7.10
        (a)(2)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            7.10
        (a)(3)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            N.A.
        (a)(4)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            N.A.
        (a)(5)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            7.08; 7.10
        (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            7.08; 7.10;
                                                                                                                     11.02
        (c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            N.A.
     311(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            7.11
        (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            7.11
        (c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            N.A.
     312(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            2.05
        (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            11.03
        (c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            11.03
     313(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            7.06
        (b)(1)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            N.A.
        (b)(2)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            7.06
        (c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            7.06; 11.02
        (d) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            7.06
     314(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            4.07; 4.09;
                                                                                                                     11.02
        (b)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            N.A.
        (c)(1)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            11.04
        (c)(2)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            11.04
        (c)(3)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            N.A.
        (d)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            N.A.
        (e)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            11.05
        (f)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            N.A
     315(a)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            7.01(b)
        (b)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            7.05; 11.02
        (c)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            7.01(a)
        (d)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            7.01(c)
        (e)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            6.11
     316(a)(last sentence) . . .  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            2.09
        (a)(1)(A)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            6.05
        (a)(1)(B)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            6.04
        (a)(2)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            N.A.
        (b)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            6.07
     317(a)(1) .  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            6.08
        (a)(2)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            6.09
        (b)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            2.04
     318(a)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            11.01
        (c)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            11.01

---------------

N.A. means Not Applicable

NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                              TABLE OF CONTENTS




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                                                            ARTICLE ONE

                                            DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01      Definitions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
Section 1.02      Incorporation by Reference of TIA   . . . . . . . . . . . . . . . . . . . . . .   22
Section 1.03      Rules of Construction   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23

                                                            ARTICLE TWO

                                                          THE SECURITIES

Section 2.01      Form and Dating   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
Section 2.02      Execution and Authentication  . . . . . . . . . . . . . . . . . . . . . . . . .   24
Section 2.03      Registrar and Paying Agent  . . . . . . . . . . . . . . . . . . . . . . . . . .   25
Section 2.04      Paying Agent To Hold Assets in Trust  . . . . . . . . . . . . . . . . . . . . .   25
Section 2.05      Securityholder Lists  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
Section 2.06      Transfer and Exchange   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
Section 2.07      Replacement Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
Section 2.08      Outstanding Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
Section 2.09      Treasury Securities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
Section 2.10      Temporary Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
Section 2.11      Cancellation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
Section 2.12      Defaulted Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
Section 2.13      CUSIP Number  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
Section 2.14      Deposit of Moneys   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
Section 2.15      Book-Entry Provisions for Global Securities   . . . . . . . . . . . . . . . . .   30
Section 2.16      Registration of Transfers and Exchanges   . . . . . . . . . . . . . . . . . . .   31

                                                           ARTICLE THREE

                                                            REDEMPTION

Section 3.01      Notices to Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
Section 3.02      Selection of Securities To Be Redeemed  . . . . . . . . . . . . . . . . . . . .   37
Section 3.03      Notice of Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
Section 3.04      Effect of Notice of Redemption  . . . . . . . . . . . . . . . . . . . . . . . .   38
Section 3.05      Deposit of Redemption Price   . . . . . . . . . . . . . . . . . . . . . . . . .   38
Section 3.06      Securities Redeemed in Part   . . . . . . . . . . . . . . . . . . . . . . . . .   39


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
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                                                       ARTICLE FOUR

                                                        COVENANTS

Section 4.01      Payment of Securities   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
Section 4.02      Maintenance of Office or Agency   . . . . . . . . . . . . . . . . . . . . . . .   40
Section 4.03      Limitation on Restricted Payments   . . . . . . . . . . . . . . . . . . . . . .   40
Section 4.04      Corporate Existence   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
Section 4.05      Payment of Taxes and Other Claims   . . . . . . . . . . . . . . . . . . . . . .   45
Section 4.06      Maintenance of Properties and Insurance   . . . . . . . . . . . . . . . . . . .   45
Section 4.07      Compliance Certificate; Notice of Default   . . . . . . . . . . . . . . . . . .   46
Section 4.08      Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
Section 4.09      Reports   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
Section 4.10      Waiver of Stay, Extension or Usury Laws   . . . . . . . . . . . . . . . . . . .   47
Section 4.11      Limitation on Transactions with Affiliates  . . . . . . . . . . . . . . . . . .   48
Section 4.12      Limitation on Incurrence of Additional Indebtedness and Issuance of
                  Preferred Stock of Subsidiaries   . . . . . . . . . . . . . . . . . . . . . . .   49
Section 4.13      Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries  .   49
Section 4.14      Change of Control   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
Section 4.15      Limitation on Asset Sales   . . . . . . . . . . . . . . . . . . . . . . . . . .   53
Section 4.16      Limitation on Asset Swaps   . . . . . . . . . . . . . . . . . . . . . . . . . .   54
Section 4.17      Limitation on Other Senior Subordinated Indebtedness  . . . . . . . . . . . . .   55
Section 4.18      Escrow of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
Section 4.19      Special Offer   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56
Section 4.20      Special Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59

                                                       ARTICLE FIVE

                                                  SUCCESSOR CORPORATION

Section 5.01      Merger, Consolidation and Sale of Assets  . . . . . . . . . . . . . . . . . . .   59
Section 5.02      Successor Corporation Substituted . . . . . . . . . . . . . . . . . . . . . . .   61



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
                                                       ARTICLE SIX

                                                   DEFAULT AND REMEDIES

Section 6.01      Events of Default   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   61
Section 6.02      Acceleration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63
Section 6.03      Other Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64
Section 6.04      Waiver of Past Defaults   . . . . . . . . . . . . . . . . . . . . . . . . . . .   64
Section 6.05      Control by Majority   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64
Section 6.06      Limitation on Suits   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   65
Section 6.07      Rights of Holders To Receive  Payment   . . . . . . . . . . . . . . . . . . . .   65
Section 6.08      Collection Suit by Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . .   65
Section 6.09      Trustee May File Proofs of Claim  . . . . . . . . . . . . . . . . . . . . . . .   66
Section 6.10      Priorities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   66
Section 6.11      Undertaking for Costs   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   67

                                                      ARTICLE SEVEN

                                                         TRUSTEE

Section 7.01      Duties of Trustee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   67
Section 7.02      Rights of Trustee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   69
Section 7.03      Individual Rights of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . .   70
Section 7.04      Trustee's Disclaimer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   70
Section 7.05      Notice of Default   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   71
Section 7.06      Reports by Trustee to Holders   . . . . . . . . . . . . . . . . . . . . . . . .   71
Section 7.07      Compensation and Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . .   72
Section 7.08      Replacement of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   73
Section 7.09      Successor Trustee by Merger, Etc.   . . . . . . . . . . . . . . . . . . . . . .   74
Section 7.10      Eligibility; Disqualification   . . . . . . . . . . . . . . . . . . . . . . . .   74
Section 7.11      Preferential Collection of Claims Against the Company   . . . . . . . . . . . .   75

                                                      ARTICLE EIGHT

                                            DISCHARGE OF INDENTURE; DEFEASANCE

Section 8.01       Termination of the Company's Obligations   . . . . . . . . . . . . . . . . . .   75
Section 8.02       Acknowledgment of Discharge by Trustee   . . . . . . . . . . . . . . . . . . .   78
Section 8.03       Application of Trust Money   . . . . . . . . . . . . . . . . . . . . . . . . .   78
Section 8.04       Repayment to the Company   . . . . . . . . . . . . . . . . . . . . . . . . . .   78
Section 8.05       Reinstatement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   79



                                    -iii-
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
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
                                                       ARTICLE NINE

                                           AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.01        Without Consent of Holders  . . . . . . . . . . . . . . . . . . . . . . . .    79
Section 9.02        With Consent of Holders . . . . . . . . . . . . . . . . . . . . . . . . . .    80
Section 9.03        Compliance with TIA . . . . . . . . . . . . . . . . . . . . . . . . . . . .    81
Section 9.04        Revocation and Effect of Consents . . . . . . . . . . . . . . . . . . . . .    81
Section 9.05        Notation on or Exchange of Securities . . . . . . . . . . . . . . . . . . . .  82
Section 9.06        Trustee To Sign Amendments, Etc.  . . . . . . . . . . . . . . . . . . . . .    82

                                                       ARTICLE TEN

                                               SUBORDINATION OF SECURITIES

Section 10.01        Securities Subordinate to Senior Indebtedness  . . . . . . . . . . . . . .  83
Section 10.02        Payment Over of Proceeds upon Dissolution, etc.  . . . . . . . . . . . . .  83
Section 10.03        Suspension of Payment When Senior Indebtedness in Default  . . . . . . . .  85
Section 10.04        Trustee's Relation to Senior Indebtedness  . . . . . . . . . . . . . . . .  86
Section 10.05        Subrogation to Rights of Holders of Senior Indebtedness  . . . . . . . . .  87
Section 10.06        Provisions Solely to Define Relative Rights  . . . . . . . . . . . . . . .  88
Section 10.07        Trustee to Effectuate Subordination  . . . . . . . . . . . . . . . . . . .  88
Section 10.08        No Waiver of Subordination Provisions  . . . . . . . . . . . . . . . . . .  89
Section 10.09        Notice to Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  90
Section 10.10        Reliance on Judicial Order or Certificate of Liquidating Agent   . . . . .  91
Section 10.11        Rights of Trustee as a Holder of Senior Indebtedness; Preservation of
                     Trustee's Rights   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  91
Section 10.12        Article Applicable to Paying Agents  . . . . . . . . . . . . . . . . . . .  92
Section 10.13        No Suspension of Remedies  . . . . . . . . . . . . . . . . . . . . . . . .  92

                                                      ARTICLE ELEVEN

                                                      MISCELLANEOUS

Section 11.01        TIA Controls . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  92
Section 11.02        Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  92
Section 11.03        Communications by Holders with Other Holders . . . . . . . . . . . . . . .  94

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
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
Section 11.04        Certificate and Opinion as to Conditions Precedent . . . . . . . . . . . .  94
Section 11.05        Statements Required in Certificate or Opinion  . . . . . . . . . . . . . .  94
Section 11.06        Rules by Trustee, Paying Agent, Registrar  . . . . . . . . . . . . . . . .  95
Section 11.07        Legal Holidays . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  95
Section 11.08        Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  95
Section 11.09        No Adverse Interpretation of Other Agreements  . . . . . . . . . . . . . .  95
Section 11.10        No Recourse Against Others . . . . . . . . . . . . . . . . . . . . . . . .  95
Section 11.11        Successors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  96
Section 11.12        Duplicate Originals  . . . . . . . . . . . . . . . . . . . . . . . . . . .  96
Section 11.13        Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  96

Signatures            . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  97


Exhibit A   - Form of Series A Security
Exhibit B   - Form of Series B Security
Exhibit C   - Form of Legend for Global Securities
Exhibit D   - Transfer Certificate
Exhibit E   - Transferee Certificate for Institutional Accredited Investors


Note: This Table of Contents shall not, for any purpose, be deemed to be part of this Indenture.

            INDENTURE, dated as of June 17, 1997, between Capstar Radio Broadcasting Partners, Inc., a Delaware corporation (the "Company"), and U.S. Trust Company of Texas, N.A., a national banking association, as trustee (the "Trustee").

            The Company has duly authorized the creation of an issue of 9 1/4% Senior Subordinated Notes due 2007, Series A, and 9 1/4% Senior Subordinated Notes due 2007, Series B, to be issued in exchange for the 9 1/4% Senior Subordinated Notes due 2007, Series A, pursuant to a registration rights agreement and, to provide therefor, the Company has duly authorized the execution and delivery of this Indenture. All things necessary to make the Securities, when duly issued and executed by the Company and authenticated and delivered hereunder, the valid and binding obligations of the Company and to make this Indenture a valid and binding agreement of the Company, have been done.

            Each party hereto agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's 9 1/4% Senior Subordinated Notes due 2007 (the "Securities"):


                                 ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE


SECTION 1.01. Definitions.

            "Acceleration Notice" has the meaning provided in Section 6.02.

            "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Subsidiary of the Company or at the time it merges or consolidates with the Company or any of its Subsidiaries or assumed in connection with the acquisition of assets from such Person and not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Subsidiary of the Company or such acquisition, merger or consolidation.

            "Acquired Preferred Stock" means Preferred Stock of any Person at the time such Person becomes a Subsidiary of the Company or at the time it merges or consolidates with the

Company or any of its Subsidiaries and not issued by such Person in connection with, or in anticipation or contemplation of, such acquisition, merger or consolidation.

            "Affiliate" means a Person who, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

            "Affiliate Transaction" has the meaning provided in Section 4.11.

            "Agent" means any Registrar, Paying Agent or Co-Registrar.

            "Asset Acquisition" means (i) an Investment by the Company or any Subsidiary of the Company in any other Person pursuant to which such Person shall become a Subsidiary of the Company or shall be consolidated or merged with the Company or any Subsidiary of the Company or (ii) the acquisition by the Company or any Subsidiary of the Company of assets of any Person comprising a division or line of business of such Person.

            "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Subsidiaries (excluding any Sale and Leaseback Transaction or any pledge of assets or stock by the Company or any of its Subsidiaries) to any Person other than the Company or a Wholly Owned Subsidiary of the Company of (i) any Capital Stock of any Subsidiary of the Company or
(ii) any other property or assets of the Company or any Subsidiary of the Company other than in the ordinary course of business; provided, however, that for purposes of Section 4.15, Asset Sales shall not include (a) a transaction or series of related transactions in which the Company or its Subsidiaries receive aggregate consideration of less than $1,000,000, (b) transactions permitted under Section 4.16, or (c) transactions covered by Section 5.01.

            "Asset Swap" means the execution of a definitive agreement, subject only to Federal Communications Commission (the "FCC") approval, if applicable, and other customary closing conditions, that the Company in good faith believes will be satisfied, for a substantially concurrent purchase and sale, or exchange, of Productive Assets between the Company or any of its Subsidiaries and another Person or group of affiliated Persons; provided that any amendment to or waiver of any closing condition that individually or in the aggregate is material to the Asset Swap shall be deemed to be a new Asset Swap.

            "Bankruptcy Law" means Title 11, United States Code or any similar federal, state or foreign law for the relief of debtors.

            "Board of Directors" means, with respect to any Person, the Board of Directors (or any other equivalent governing body) of such Person or any committee of the Board of Directors of such Person duly authorized, with respect to any particular matter, to exercise the power of the Board of Directors of such Person.

            "Board Resolution" means, with respect to any Person, a duly adopted resolution of the Board of Directors of such Person.

            "Business Day" means a day that is not a Legal Holiday.

            "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated) of capital stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

            "Capitalized Lease Obligation" means, as to any Person, the obligation of such Person to pay rent or other amounts under a lease to which such Person is a party that is required to be classified and accounted for as a capital lease obligation under GAAP, and for purposes of this definition, the amount of such obligation at any date shall be the capitalized amount of such obligation at such date, determined in accordance with GAAP.

            "Capstar Broadcasting" means Capstar Broadcasting Corporation, a Delaware corporation.

            "Capstar Partners" means Capstar Broadcasting Partners Inc., a Delaware corporation and sole stockholder of the Company.

            "Cash Equivalents" means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc.; (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from Standard & Poor's Corporation or at least P-1 from Moody's Investors Service, Inc.; (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $200,000,000; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; and (vi) investments in money market funds that invest substantially all their assets in securities of the types described in clauses (i) through (v) above.

            "Change of Control" means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group") (whether or not otherwise in compliance with the provisions of the Indenture), other than to Hicks Muse, any of its affiliates (excluding Chancellor), officers and directors or R. Steven Hicks (the "Permitted Holders"); or (ii) a majority of the board of directors of the Company shall consist of Persons who are not Continuing Directors; or (iii) the acquisition by any Person or Group (other than the Permitted Holders) of the power, directly or indirectly, to vote or direct the voting of securities having more than 50% of the ordinary voting power for the election of directors of the Company.

            "Change of Control Date" has the meaning provided in Section 4.14.

            "Change of Control Offer" has the meaning provided in Section 4.14.

            "Change of Control Payment Date" has the meaning provided in
Section 4.14.

            "Change of Control Redemption" has the meaning specified in the form of Security.

            "Commission" means the Securities and Exchange Commission.

            "Commodity Agreement" means any commodity futures contract, commodity option or other similar agreement or arrangements entered into by the Company or any of its Subsidiaries designed to protect the Company or any of its Subsidiaries against fluctuations in the price of commodities actually used in the ordinary course of business of the Company and its Subsidiaries.

            "Company" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means such successor and also includes for the purposes of any provision contained herein and required by the TIA any other obligor on the Securities.

            "Consolidated EBITDA" means, with respect to any Person, for any period, the sun (without duplication) of (i) Consolidated Net Income and (ii) to the extent Consolidated Net Income has been reduced thereby, (A) all income taxes of such Person and its Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary or nonrecurring gains or losses), (B) Consolidated Interest Expense and (C) Consolidated Non-Cash Charges, all as determined on a consolidated basis for such Person and its Subsidiaries in conformity with GAAP.

            "Consolidated Interest Expense" means, with respect to any Person for any period, without duplication, the sum of (i) the interest expense of such Person and its Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation, (a) any amortization of debt discount, (b) the net cost under Interest Swap Obligations (including any amortization of discounts), (c) the interest portion of any deferred payment obligation, (d) all commissions, discounts and other fees and charges owned with respect to letters of credit, bankers' acceptance financing or similar facilities, and (d) all accrued interest and (ii) the interest component of Capitalized Lease Obligations paid or accrued by such Person and its Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

            "Consolidated Net Income" of any Person means, for any period, the aggregate net income (or loss) of such Person and its Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom, without duplication, (a) gains and losses from Asset Sales (without regard to the $1,000,000 limitation set forth in the definition thereof) or abandonments or reserves relating thereto and the related tax effects, (b) items classified as extraordinary or nonrecurring gains and losses, and the related tax effects according to GAAP, (c) the net income (or loss) of any Person acquired in a pooling of interests transactions accrued prior to the date it becomes a Subsidiary of such first referred to Person or is merged or consolidated with it or any of its Subsidiaries, (d) the net income of any Subsidiary to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is restricted by contract, operation of law or otherwise, (e) the net income of any Person, other than a Subsidiary, except to the extent of the lesser of (x) dividends or distributions paid to such first referred to Person or its Subsidiary by such Person and (y) the net income of such Person (but in no event less than zero), and the net loss of such Person shall be included only to the extent of the aggregate Investment of the first referred to Person or a consolidated Subsidiary of such Person and (f) any non-cash expenses attributable to grants or exercises of employee stock options.

            "Consolidated Non-Cash Charges" means, with respect to any Person for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Subsidiaries (excluding any such charges constituting an extraordinary or nonrecurring item) reducing Consolidated Net Income of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

            "Continuing Director" means, as of the date of determination, any Person who (i) was a member of the Board of Directors of the Company on the Issue Date, (ii) was nominated for election or elected to the board of directors of the

Company with the affirmative vote of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination or election or (iii) is a representative of a Permitted Holder.

            "Credit Facility" means the credit agreement dated February 20, 1997 among the Company, Capstar Partners, Bankers Trust Company, as agent, and the lenders parties thereto from time to time, as the same may be amended, supplemented or otherwise modified from time to time, and any renewal, extension, refunding, restructuring, replacement or refinancing thereof (whether with the original agent and lenders or another agent or agents or other lenders and whether provided under the original Credit Facility or any other credit agreement).

            "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any of its Subsidiaries against fluctuations in currency values.

            "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, the Event of Default.

            "Depository" means, with respect to the Securities issued in the form of one or more Global Securities, The Depository Trust Company or another Person designated as Depository by the Company, which must be a clearing agency registered under the Exchange Act.

            "Designated Senior Indebtedness" means any Senior Indebtedness (a) which at the time of determination exceeds $10 million in aggregate principal amount (or accreted value in the case of Indebtedness issued at a discount) outstanding or available under a committed facility, (b) which is specifically designed in the instrument evidencing such Senior Indebtedness as "Designed Senior Indebtedness" by such Person and (c) as to which the Trustee has been given written notice of such designation.

            "Discharged" has the meaning provided in Section 8.01.

            "Discount Notes" means the 12-3/4% Senior Discount Notes due 2009 of Capstar Partners.

            "Disqualified Capital Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable as the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control), in whole or in part, on or prior to the final maturity date of the Securities.

            "Escrow Account" has the meaning provided in Section 4.18.

            "Escrow Agent" shall mean Bankers Trust Company.

            "Escrow Agreement" means that certain Notes Escrow Agreement dated as of June 17, 1997 among Bankers Trust Company, as escrow agent, U.S. Trust Company of Texas, N.A., and the Company.

            "Escrow Funds" has the meaning provided in Section 4.18.

            "Event of Default" has the meaning provided in Section 6.01.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.

            "Existing Indenture" means the indenture governing the Existing Notes dated as of April 21, 1995 by and among the Company, as Issuer, the Subsidiaries of the Company named therein, as Guarantors, and IBJ Schroder Bank & Trust Company, as Trustee, as in effect on the Issue Date.

            "Existing Notes" means the Company's 13-1/4% Senior Subordinated Notes due 2003.

            "Final Special Offer Notice Date" has the meaning provided in
Section 4.19.

            "Financial Monitoring and Oversight Agreements" means, collectively, (i) the Monitoring and Oversight Agreement between Capstar Partners and Hicks, Muse & Co. Partners, L.P. ("HM Partners") as in effect on the Issue Date, and (ii) the

Financial Advisory Agreement between Capstar Partners and HM Partners, as in effect on the Issue Date.

            "Funds" shall have the meaning provided in Section 8.01.

            "GAAP" means generally accepted accounting principles as in effect in the United States of America as of the Issue Date.

            "Global Security" means a security evidencing all or a portion of the Securities issued to the Depository or its nominee in accordance with
Section 2.01 and bearing the legend set forth in Exhibit C.

            "GulfStar" means GulfStar Communications, Inc.

            "GulfStar Merger" refers to Capstar Broadcasting's acquisition of GulfStar.

            "GulfStar Transaction" means the Hicks Muse GulfStar Equity Investment, the GulfStar Merger, the contribution by Capstar Broadcasting of the surviving entity in the GulfStar Merger through Capstar Partners to the Company and the contribution through Capstar Partners to the Company of $48.0 million in cash by Capstar Broadcasting.

            "Hicks Muse" means Hicks, Muse, Tate & Furst Incorporated, a Delaware corporation.

            "Hicks Muse GulfStar Equity Investment" means the purchase by affiliates of Hicks Muse of certain shares of Capital Stock, par value $.01 per share, of Capstar Broadcasting for $75.0 million in cash at or prior to consummation of the GulfStar Merger.

            "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Registrar's books.

            "Indebtedness" means with respect to any Person, without duplication, any liability of such Person (i) for borrowed money, (ii) evidenced by bonds, debentures, notes or other similar instruments, (iii) constituting Capitalized Lease Obligations, (iv) incurred or assumed as the deferred purchase price of property, or pursuant to conditional sale obligations and title retention agreements (but excluding trade accounts payable arising in the ordinary course of business), (v) for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (vi) for Indebtedness of others guaranteed by such Person, (vii) for Interest Swap Obligations, Commodity Agreements and Currency Agreements and (viii) for Indebtedness of any other Person of the type referred to in clauses (i) through (vii) which is secured by any Lien on any property or asset of such first referred to Person, the amount of such Indebtedness being deemed to be the lesser of the value of such property or asset or the amount of the Indebtedness so secured. The amount of Indebtedness of any Person at any date shall be the outstanding principal amount of all unconditional obligations described above, as such amount would be reflected on a balance sheet prepared in accordance with GAAP, and the maximum liability of such date of such Person for any contingent obligations described above.

            "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

            "Interest Payment Date" means the stated maturity of an installment of interest on the Securities.

            "Interest Swap Obligations" means the obligations of any Person under any interest rate protection agreement, interest rate future, interest rate option, interest rate swap, interest rate cap or other interest rate hedge or arrangement.

            "Investment" means (i) any transfer or delivery of cash, stock or other property of value in exchange for Indebtedness, stock or other security or ownership interest in any Person by way of loan, advance, capital contribution, guarantee or otherwise and (ii) an investment deemed to have been made by the Company at the time any entity which was a Subsidiary of the Company ceases to be such a Subsidiary in an amount equal to the value of the loans and advances made, and any remaining ownership interest in, such entity immediately following such entity ceasing to be a Subsidiary of the Company. The amount of any non-cash Investment shall be the fair market value of such Investment, as determined conclusively in good faith by management of the Company unless the fair market value of such Investment exceeds $2,000,000, in which case the fair market value shall be determined conclusively in good faith by the Board of Directors of the Company at the time such Investment is made.

            "Issue Date" means the date of original issuance of the Securities.

            "Legal Holiday" has the meaning provided in Section 10.07.

            "Leverage Ratio" shall mean the ratio of (i) the aggregate outstanding amount of Indebtedness of the Company and its Subsidiaries as of the date of calculation on a consolidated basis in accordance with GAAP (subject to the terms described in the next paragraph) plus the aggregate liquidation preference of all outstanding Preferred Stock of the Company's Subsidiaries (except Preferred Stock issued to the Company or a Wholly Owned Subsidiary of the Company) on such date to (ii) the Consolidated EBITDA of the Company for the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of determination.

            For purposes of this definition, (i) the amount of Indebtedness which is issued at a discount shall be deemed to be the accreted value of such Indebtedness at the end of the Four Quarter Period, whether or not such amount is the amount then reflected on a balance sheet prepared in accordance with GAAP, and (ii) the aggregate outstanding principal amount of Indebtedness of the Company and its Subsidiaries and the aggregate liquidation preference of all outstanding Preferred Stock of the Company's Subsidiaries for which such calculation is made shall be determined on a pro forma basis as if the Indebtedness and Preferred Stock giving rise to the need to perform such calculation had been incurred and issued and the proceeds therefrom had been applied, and all other transactions in respect of which such Indebtedness is being incurred or Preferred Stock is being issued had occurred, on the last day of the Four Quarter Period. In addition to the foregoing, for purposes of this definition, "Consolidated EBITDA" shall be calculated on a pro forma basis after giving effect to (i) the incurrence of the Indebtedness of such Person and its Subsidiaries and the issuance of the Preferred Stock of such Subsidiaries (and the application of the proceeds therefrom) giving rise to the need to make such calculation and any incurrence (and the application of the proceeds therefrom) or repayment of other Indebtedness, other than the incurrence of repayment of Indebtedness pursuant to working capital facilities, at any time subsequent to the beginning of the Four Quarter Period and on or prior to the date of determination, as if such incurrence or issuance (and the application of the proceeds thereof), or the repayment, as the case may be, occurred on the first day of the Four Quarter Period, (ii) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Subsidiaries (including any Person that becomes a Subsidiary as a result of such Asset Acquisition) incurring, assuming or otherwise becoming liable for Indebtedness or such Person's Subsidiaries issuing Preferred Stock) at any time on or subsequent to the first day of the Four Quarter Period and on or prior to the date of determination, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Indebtedness and the issuance of such Preferred Stock and also including any Consolidated EBITDA associated with such Asset Acquisition) occurred on the first day of the Four Quarter Period and (iii) cost savings resulting from employee terminations, facilities consolidations and closings, standardization of employee benefits and compensation practices, consolidation of property, casualty and other insurance coverage and policies, standardization of sales representation commissions and other contract rates, and reductions in taxes that income taxes (collectively, "Cost Savings Measures"), which cost savings the Company reasonably believes in good faith would have been achieved during the Four Quarter Period as a result of such Asset Acquisitions (regardless of whether such cost savings could then be reflected in pro forma financial statements under GAAP, Regulation S-X promulgated by the Commission or any other regulation or policy of the Commission), provided that both (A) such cost savings and Cost Savings Measures were identified and such cost savings were quantified in an officer's certificate delivered to the Trustee at the time of the consummation of the Asset Acquisition and such officer's certificate states that such officer believes in good faith that actions will be commenced or initiated within 90 days of such Asset Acquisition to effect such Cost Savings Measures and (B) with respect to each Asset Acquisition completed prior to the 90th day preceding such date of determination, actions were commenced or initiated by the Company within 90 days of such Asset Acquisition to effect the Cost Savings Measures identified in such officer's certificate (regardless, however, of whether the corresponding cost savings have been achieved). Furthermore, in calculating "Consolidated Interest Expense" for purposes of the calculation of "Consolidated EBITDA," (i) interest on Indebtedness determined on a fluctuating basis as of the date of determination (including Indebtedness actually incurred on the date of the transaction giving rise to the need to calculate the Leverage Ratio) and which will continue to be so determined thereafter shall be deemed to have accrued at fixed rate per annum equal to the rate of interest on such Indebtedness as in effect on the date of determination and (ii) notwithstanding (i) above, interest determined on a fluctuating basis, to the extent such interest is covered by Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

            "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

            "Major Asset Sale" means an Asset Sale or series of related Asset Sales involving assets with a fair market value in excess of $25,000,000.

            "Maturity Date" means July 1, 2007.

            "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents (including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents) received by the Company or any of its Subsidiaries from such Asset Sale net of (i) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions, recording fees, title insurance premiums, appraisers fees and costs reasonably incurred in preparation of any asset or property for sale), (ii) taxes paid or reasonably estimated to be payable (calculated based on the combined state, federal and foreign statutory tax rates applicable to the Company or the Subsidiary engaged in such Asset Sale) and (iii) repayment of Indebtedness secured by assets subject to such Asset Sale; provided that if the instrument or agreement governing such Asset Sale requires the transferor to maintain a portion of the purchase price in escrow (whether as a reserve for adjustment of the purchase price or otherwise) or to indemnify the transferee for specified liabilities in a maximum specified amount, the portion of the cash or Cash Equivalents that is actually placed in escrow or segregated and set aside by the transferor for such indemnification obligation shall not be deemed to be Net Cash Proceeds until the escrow terminates or the transferor ceases to segregate and set aside such funds, in whole or in part, and then only to the extent of the proceeds released from escrow to the transferor or that are no longer segregated and set aside by the transferor.

            "Net Proceeds Offer" has the meaning provided in Section 4.15.

            "Non-Payment Event of Default" means any event (other than a Payment Default) the occurrence of which entitles one or more Persons to accelerate the maturity of any Designated Senior Indebtedness.

            "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing, or otherwise relating to, any Indebtedness.

            "Offering Memorandum" means that certain Offering Memorandum for the Company's 9 1/4% Senior Subordinated Notes.

            "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Controller, or the Secretary of such Person, or any other officer designated by the Board of Directors serving in a similar capacity.

            "Officers' Certificate" means, with respect to any Person, a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of such Person and otherwise complying with the requirements of Sections 10.04 and 10.05, as they relate to the making of an Officers' Certificate.

            "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee complying with the requirements of Sections 11.04 and 11.05, as they relate to the giving of an Opinion of Counsel.

            "Paying Agent" has the meaning provided in Section 2.03, except that, during the continuance of a Default or Event of Default and for the purposes of Articles Three and Eight and Sections 4.14 and 4.15, the Paying Agent shall not be the Company or any Affiliate of the Company.

            "Payment Default" means any default, whether or not any requirement for the giving of notice, the lapse of time or both, or any other condition to such default becoming an event of default has occurred, in the payment of principal of (or premium, if any) or interest on or any other amount payable in connection with Designated Senior Indebtedness.

            "Pending Acquisitions" means the twenty acquisitions described in the Offering Memorandum as Pending Acquisitions.

            "Permitted Holders" shall have the meaning set forth in the definition of "Change of Control."

            "Permitted Indebtedness" means, without duplication, (i) Indebtedness outstanding on the Issue Date; (ii) Indebtedness of the Company or a Subsidiary incurred pursuant to the Credit Facility in an aggregate principal amount at any time outstanding not to exceed the sum of $150 million; (iii) Indebtedness evidenced by or arising under the Notes and the Indenture; (iv) Interest Swap Obligations; provided that such Interest Swap Obligations are entered into to protect the Company from fluctuations in interest rates of its Indebtedness; (v) additional Indebtedness of the Company or any of its Subsidiaries not to exceed $20,000,000 in principal amount outstanding at any time (which amount may, but need not, be incurred under the Credit Facility);
(vi) Refinancing Indebtedness; (vii) Indebtedness owed by the Company to any Wholly Owned Subsidiary of the Company or by any Subsidiary of the Company to the Company or any Wholly Owned Subsidiary of the Company; (viii) guarantees by Subsidiaries of any Indebtedness permitted to be incurred pursuant to the Indenture; (ix) Indebtedness in respect of performance bonds, bankers' acceptances and surety or appeal bonds provided by the Company or any of its Subsidiaries to their customers in the ordinary course of their business; (x) Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Subsidiaries pursuant to such agreements, in each case incurred in connection with the disposition of any business assets or Subsidiaries of the Company (other than guarantees of Indebtedness or other obligations incurred by any Person acquiring all or any portion of such business assets or Subsidiaries of the Company for the purpose of financing such acquisition) in a principal amount not to exceed the gross proceeds actually received by the Company or any of its Subsidiaries in connection with such disposition; provided, however, that the principal amount of any Indebtedness incurred pursuant to this clause (x), when taken together with all Indebtedness incurred pursuant to this clause (x) and then outstanding, shall not exceed $15,000,000; and

(xi) Indebtedness represented by Capitalized Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property used in a related business or incurred to refinance any such purchase price or cost of construction or improvement, in each case incurred no later than 365 days after the date of such acquisition or the date of completion of such construction or improvement; provided, however, that the principal amount of any Indebtedness incurred pursuant to this clause (xi) shall not exceed $6,000,000 at any time outstanding.

            "Permitted Investments" means (i) Investments by the Company or any Subsidiary of the Company to acquire the stock or assets of any Person (or Acquired Indebtedness or Acquired Preferred Stock acquired in connection with a transaction in which such Person becomes a Subsidiary of the Company) engaged in the broadcast business or businesses reasonably related thereto; provided that if any such Investment or series of related Investments involves an Investment by the Company in excess of $5,000,000, the Company is able, at the time of such investment and immediately after giving effect thereto, to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.12 hereof, (ii) Investments received by the Company or its Subsidiaries as consideration for a sale of assets, (iii) Investments by the Company or any Wholly Owned Subsidiary of the Company in any Wholly Owned Subsidiary of the Company (whether existing on the Issue Date or created thereafter) or any Person that after such Investments, and as a result thereof, becomes a Wholly Owned Subsidiary of the Company and Investments in the Company by any Wholly Owned Subsidiary of the Company, (iv) cash and Cash Equivalents, (v) Investments in securities of trade creditors, wholesales or customers received pursuant to any plan of reorganization or similar arrangement, (vi) loans or advances to employees of the Company or any Subsidiary thereof for purposes of purchasing the Capital Stock of the Company, Capstar Partners, Capstar Broadcasting or any corporation that, directly or indirectly, owns all of the Common Stock of Capstar Broadcasting and other loans and advances to employees made in the ordinary course of business consistent with past practices of the Company or such Subsidiary, and (vii) additional Investments in an aggregate amount not to exceed $2,000,000 at any time outstanding.

            "Permitted Junior Securities" means equity securities or subordinated securities of an issuer as reorganized or readjusted or securities of the Company or any other company, trust, corporation or partnership provided for by a plan of reorganization or readjustment that, in the case of any such subordinated securities, are junior or the payment of which is otherwise subordinate, at least to the extent provided in this Indenture, to the payment and satisfaction in full in cash of all Senior Indebtedness of the Company at the time outstanding, and to the payment of all securities issued in exchange therefor, to the holders of the Senior Indebtedness at the time outstanding.

            "Person" means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

            "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

            "principal" of any Indebtedness (including the Securities) means the principal amount of such Indebtedness plus the premium, if any, on such Indebtedness.

            "Private Placement Legend" means the legend initially set forth on the Securities in the form set forth on Exhibit A.

            "pro forma" means, unless otherwise provided herein, with respect to any calculation made or required to be made pursuant to the terms of this Indenture, a calculation in accordance with Article 11 of Regulation S-X promulgated under the Securities Act.

            "Proceeds Purchase Date" shall have the meaning provided in Section 4.15.

            "Productive Assets" means assets of a kind used or usable by the Company and its Subsidiaries in broadcast businesses or businesses reasonably related thereto, and specifically includes assets acquired through Asset Acquisitions.

            "Public Equity Offering" means an underwritten public offering of Capital Stock (other than Disqualified Capital Stock) of the Company, Capstar Partners, Capstar Broadcasting or any corporation that, directly or indirectly, owns all of the Common Stock of Capstar Broadcasting, pursuant to an effective registration statement filed with the Commission in accordance with the Securities Act; provided, however that, in the case of a Public Equity Offering by Capstar Partners, Capstar Broadcasting or any such other corporation, Capstar Partners, Capstar Broadcasting or such other corporation contributes to the capital of the Company net cash proceeds in an amount sufficient to redeem the Notes called for redemption in accordance with the terms thereof.

            "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

            "Redemption Date" means, with respect to any Securities, the Maturity Date of such Security or the earlier date on which such Security is to be redeemed by the Company pursuant to the terms of the Securities.

            "Redemption Price" shall have the meaning provided in Section 3.03.

            "Refinancing Indebtedness" means any refinancing by the Company of Indebtedness of the Company or any of its Subsidiaries incurred in accordance with Section 4.12 hereof (other than pursuant to clause (iii) or (iv) of the definition of Permitted Indebtedness) that does not (i) result in an increase in the aggregate principal amount of Indebtedness (such principal amount to include, for purposes of this definition, any premiums, penalties or accrued interest paid with the proceeds of the Refinancing Indebtedness) of such Person or (ii) create Indebtedness with (A) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being refinanced or (B) a final maturity earlier than the final maturity of the Indebtedness being refinanced.

            "Registrar" has the meaning provided in Section 2.03.

            "Representative" means the indenture trustee or other trustee, agent or representative in respect of any Senior Indebtedness; provided that if, and for so long as, any Senior Indebtedness lacks such a representative, then the Representative for such Senior Indebtedness shall at all times constitute the holders of a majority in outstanding principal amount of such Senior Indebtedness.

            "Restricted Payment" means (i) the declaration or payment of any dividend or the making of any other distribution

(other than dividends or distributions payable in Qualified Capital Stock or in options, rights or warrants to acquire Qualified Capital Stock) on shares of the Company's Capital Stock, (ii) the purchase, redemption, retirement or other acquisition for value of any Capital Stock of the Company, or any warrants, rights or options to acquire shares of Capital Stock of the Company, other than through the exchange of such Capital Stock or any warrants, rights or options to acquire shares of any class of such Capital Stock for Qualified Capital Stock or warrants, rights or options to acquire Qualified Capital Stock, (iii) the making of any principal payment on, or the purchase, defeasance, redemption, prepayment, decrease or other acquisition or retirement for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, of, any Indebtedness of the Company or its Subsidiaries that is subordinated or junior in right of payment to the Securities or (iv) the making of any Investment (other than a Permitted Investment).

            "Restricted Security" has the meaning assigned to such term in Rule 144(a)(3) under the Securities Act.

            "Securities" means the Company's 9 1/4% Senior Subordinated Notes due 2007, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

            "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

            "Senior Indebtedness" means the principal of and premium, if any, and interest on, and any and all other fees, expenses reimbursement obligations and other amounts due pursuant to the terms of all agreements, documents and instruments providing for, creating, securing or evidencing or otherwise entered into in connection with (a) all Indebtedness of the Company owed to lenders under the Credit Facility, (b) all obligations of the Company with respect to any Interest Swap Obligations, (c) all obligations of the Company to reimburse any bank or other person in respect of amounts paid under letters of credit, acceptances or other similar instruments, (d) all other Indebtedness of the Company which does not provide that it is to rank pari passu with or subordinate to the Securities and (e) all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any of the Senior Indebtedness described above.

Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness will not include (i) Indebtedness of the Company to any of its Subsidiaries,
(ii) Indebtedness represented by the Securities, (iii) any Indebtedness which by the express terms of the agreement or instrument creating, evidencing or governing the same is junior or subordinate in right of payment to any item of Senior Indebtedness, (iv) any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business, (v) Indebtedness incurred in violation of this Indenture and (vi) as long as any Existing Notes are outstanding, Indebtedness of the Company that is not fully and adequately secured except as may be required by bankruptcy or other laws affecting the rights of creditors generally.

            "Shortfall Amount" has the meaning provided in Section 4.19.

            "Significant Subsidiary" means for any Person each Subsidiary of such Person which (i) for the most recent fiscal year of such Person accounted for more than 5% of the consolidated net income of such Person or (ii) as at the end of such fiscal year, was the owner of more than 5% of the consolidated assets of such Person.

            "Special Offer" has the meaning provided in Section 4.19.

            "Special Offer Notice Date" has the meaning provided in Section
4.19.

            "Special Offer Purchase Date" has the meaning provided in Section 4.19.

            "Special Redemption" has the meaning provided in Section 4.20.

            "Subsidiary," with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person. Except as specifically provided otherwise in the Indenture, all references to the Company and its consolidated subsidiaries or to financial information prepared on a consolidated basis in accordance with GAAP shall be deemed to include the Company and its Subsidiaries as to which financial statements are prepared on a consolidate basis in accordance with GAAP and to financial information prepared on such a consolidated basis. Notwithstanding anything in this Indenture to the contrary, an Unrestricted Subsidiary shall not be deemed to be a Subsidiary for purposes of this Indenture.

            "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb), as amended, as in effect on the date on which this Indenture is qualified under the TIA, except as otherwise provided in Section 9.03.

            "Trust Officer" means any officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters or, in the case of a successor trustee, an officer assigned to the department, division or group performing the corporate trust work of such successor.

            "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

            "Unrestricted Subsidiary" means a Subsidiary of the Company created after the Issue Date and so designated by a resolution adopted by the Board of Directors of the Company, provided that (a) neither the Company nor any of its other Subsidiaries (other than Unrestricted Subsidiaries) (1) provides any credit support for any Indebtedness of such Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness) or (2) is directly or indirectly liable for any Indebtedness of such Subsidiary and (b) at the time of designation of such Subsidiary, such Subsidiary has no property or assets (other than de minimus assets resulting from the initial capitalization of each Subsidiary). The board of directors may designate any Unrestricted Subsidiary to be a Subsidiary; provided, however, that immediately after giving effect to such designation (x) the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with
Section 4.12 hereof and (y) no Default or Event of Default shall have occurred or be continuing. Any designation pursuant to this definition by the board of directors of the Company shall be evidenced to the Trustee by the filing with the Trustee of a certified copy of the resolution of the Company's Board of Directors giving effect to such designation and an

Officers' Certificate certifying that such designation complied with the foregoing conditions.

            "U.S. Government Obligations" has the meaning provided in Section 8.01.

            "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

            "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the total of the product obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

            "Wholly Owned Subsidiary" of any Person means any Subsidiary of such Person of which all the outstanding voting securities (other than directors' qualifying shares) which normally have the right to vote in the election of directors are owned by such Person or any Wholly Owned Subsidiary of such Person.

SECTION 1.02. Incorporation by Reference of TIA.

            Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

            "indenture securities" means the Securities.

            "indenture security holder" means a Holder or a Securityholder.

            "indenture to be qualified" means this Indenture.

            "indenture trustee" or "institutional trustee" means the Trustee.

            "obligor" on the indenture securities means the Company or any other obligor on the Securities.

            All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by rule of the Commission and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.03. Rules of Construction.

            Unless the context otherwise requires:

               (1)     a term has the meaning assigned to it;

               (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP as in effect on the Issue Date;

               (3)     "or" is not exclusive;

               (4) words in the singular include the plural, and words in the plural include the singular; and

               (5) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.


                                 ARTICLE TWO

                                THE SECURITIES


SECTION 2.01. Form and Dating.

              The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The exchange securities and the Trustee's certificate of authentication relating thereto shall be substantially in the form of Exhibit B hereto. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall approve the form of the Securities and any notation, legend or endorsement thereon. Each Security shall be dated the date of its authentication.

              The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

SECTION 2.02. Execution and Authentication.

                      Two Officers, or an Officer and an Assistant Secretary, shall sign, or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Securities for the Company by manual or facsimile signature.

                      If an Officer or Assistant Secretary whose signature is on a Security was an Officer or Assistant Secretary at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Security, the Security shall nevertheless be valid.

                      A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

                      The Trustee shall authenticate Securities for original issue in the aggregate principal amount of up to $200,000,000 upon receipt of a written order of the Company in the form of an Officers' Certificate. Such Officers' Certificate shall specify the amount of Securities to be authenticated and the date on which the Securities are to be authenticated.
The aggregate principal amount of Securities outstanding at any time may not exceed $200,000,000 except as provided in Section 2.07. Upon the written order of the Company in the form of an Officers' Certificate, the Trustee shall authenticate Securities in substitution of Securities originally issued to reflect any name change of the Company.

                      The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Securities. Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.

                      The Securities shall be issuable in fully registered form only, without coupons, in denominations of $1,000 and any integral multiple thereof.

SECTION 2.03. Registrar and Paying Agent.

                      The Company shall maintain an office or agency (which shall be located in the Borough of Manhattan in the City of New York, State of New York), where (a) Securities may be presented or surrendered for registration of transfer or for exchange ("Registrar"), (b) Securities may be presented or surrendered for payment ("Paying Agent") and (c) notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company, upon notice to the Trustee, may have one or more co-Registrars and one or more additional paying agents reasonably acceptable to the Trustee. The term "Paying Agent" includes any additional paying agent. The Company may change the Paying Agent or Registrar without notice to any Holder.

                      The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee, in advance, of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

                      The Company initially appoints the Trustee as Registrar and Paying Agent until such time as the Trustee has resigned or a successor has been appointed.

SECTION 2.04. Paying Agent To Hold Assets in Trust.

                      The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Securities (whether such assets have been distributed to it by the Company or any other obligor on the Securities), and shall notify the Trustee of any default by the Company (or any other obligor on the Securities) in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment

Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent and the completion of any accounting required to be made hereunder, the Paying Agent shall have no further liability for such assets.

SECTION 2.05. Securityholder Lists.

                      The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee five (5) Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing a list as of the applicable Record Date and in such form as the Trustee may reasonably require of the names and addresses of the Holders, which list may be conclusively relied upon by the Trustee.

SECTION 2.06. Transfer and Exchange.

                      Subject to Section 2.15, when Securities are presented to the Registrar or a co-Registrar with a request to register the transfer of such Securities or to exchange such Securities for an equal principal amount of Securities of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Securities surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's or co-Registrar's written request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith. The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Security (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption pursuant to
Section 3.03 of Securities and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Security being redeemed in part.

SECTION 2.07. Replacement Securities.

                      If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the Trustee's requirements are met. If required by the Trustee or the Company, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of the Company and the Trustee, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced. The Company may charge such Holder for its reasonable, out-of-pocket expenses in replacing a Security, including reasonable fees and expenses of counsel. Every replacement Security shall constitute an additional obligation of the Company.

SECTION 2.08. Outstanding Securities.

                      Securities outstanding at any time are all the Securities that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to Section 2.09, a Security does not cease to be outstanding because the Company or any of its Affiliates holds the Security.

                      If a Security is replaced pursuant to Section 2.07 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.07.

                      If the principal amount of any Security is paid in accordance with the provisions of Section 4.01, such Security shall cease to be outstanding and interest thereon shall cease to accrue.

                      If on a Redemption Date or the Maturity Date the Paying Agent holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal, premium and interest due on the Securities payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09. Treasury Securities.

                      In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver, consent or notice, Securities owned by the Company or an Affiliate shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so considered. The Company shall notify the Trustee, in writing, when it or any of its Affiliates repurchases or otherwise acquires Securities, of the aggregate principal amount of such Securities so repurchased or otherwise acquired.

SECTION 2.010. Temporary Securities.

                      Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities upon receipt of a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Securities to be authenticated and the date on which the temporary Securities are to be authenticated. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and execute, and the Trustee shall authenticate upon receipt of a written order of the Company pursuant to Section 2.02, definitive Securities in exchange for temporary Securities.

SECTION 2.011. Cancellation.

                      The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and, at the written direction of the Company, shall dispose and deliver evidence of disposal of all Securities surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.07, the Company may not issue new Securities to replace Securities that the Company has paid or delivered to the Trustee for cancellation. If the Company shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

SECTION 2.012. Defaulted Interest.

                      If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest to the Persons who are Holders on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 15 days before the subsequent special record date, the Company shall mail to each Holder, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

SECTION 2.013. CUSIP Numbers.

                      The Company in issuing the Securities may use one or more "CUSIP" numbers, and if so, the Trustee shall use the CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided that no representation is hereby deemed to be made by the Trustee as to the correctness or accuracy of the CUSIP numbers printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities.

SECTION 2.014. Deposit of Moneys.

                      Prior to 11:00 a.m. New York City time on each Interest Payment Date and Maturity Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be.

SECTION 2.015. Book-Entry Provisions for Global Securities.

                      (a) The Global Securities initially shall (i) be registered in the name of the Depository or the nominee of such Depository,
(ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Exhibit C.

                      Members of, or participants in, the Depository ("Participants") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Security, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Security.


                      (b) Transfers of Global Securities shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Securities may be transferred or exchanged for physical securities in accordance with the rules and procedures of the Depository and the provisions of Section 2.16. In addition, physical securities shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Securities if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for any Global Security and a successor Depository is not appointed by the Company within 90 days of such notice or
(ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depository to issue physical securities.

                      (c) In connection with the transfer of Global Securities as an entirety to beneficial owners pursuant to paragraph (b) of this Section 2.15, the Global Securities shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall upon written instructions from the Company authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Securities, an equal aggregate principal amount of physical securities of authorized denominations.

                      (d) Any physical security constituting a Restricted Security delivered in exchange for an interest in a Global Security pursuant to paragraph (b) of this Section 2.15 shall, except as otherwise provided by
Section 2.16, bear the Private Placement Legend.

                      (e) The Holder of any Global Security may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Securities.

SECTION 2.16.  Registration of Transfers and Exchanges.

                      (a) Transfer and Exchange of physical securities. When physical securities are presented to the Registrar or co-Registrar with a request:

                      (i) to register the transfer of the physical securities; or

                     (ii) to exchange such physical securities for an equal number of physical securities of other authorized denominations,

the Registrar or co-Registrar shall register the transfer or make the exchange as requested if the requirements under this Indenture as set forth in this
Section 2.16 for such transactions are met; provided, however, that the physical securities presented or surrendered for registration of transfer or exchange:

                     (I) shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

                    (II) in the case of physical securities the offer and sale of which have not been registered under the Securities Act, such physical securities shall be accompanied, in the sole discretion of the Company, by the following additional information and documents, as applicable:

      (A) if such physical security is being delivered to the Registrar or co-Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (substantially in the form of Exhibit D hereto); or

      (B) if such physical security is being transferred to a Qualified Institutional Buyer in accordance with Rule 144A, a certification from such Holder to that effect (substantially in the form of Exhibit D hereto); or

      (C) if such physical security is being transferred to an Institutional Accredited Investor, delivery of a certification from the Holder to that effect (substantially in the form of Exhibit D hereto) and a Transferee Certificate for Institutional Accredited Investors substantially in the form of Exhibit E hereto; or

      (D) if such physical security is being transferred in reliance on Rule 144 under the Securities Act, delivery of a certification from the Holder to that effect (substantially in the form of Exhibit D hereto) and an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

      (E) if such physical security is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification from the Holder to that effect (substantially in the form of Exhibit D hereto) and an Opinion of Counsel reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act.

      (b) Restrictions on Transfer of a physical security for a Beneficial Interest in a Global Security. A physical security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Registrar or co-Registrar of a physical security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Registrar or co-Registrar, together with:

      (A) certification, substantially in the form of Exhibit D hereto, that such physical security is being transferred to a Qualified Institutional Buyer; and

      (B) written instructions directing the Registrar or co-Registrar to make, or to direct the Depository to make, an endorsement on the applicable Global Security to reflect an increase in the aggregate amount of the Securities represented by the Global Security, then the Registrar or co-Registrar shall cancel such physical security and cause, or direct the Depository to cause, in accordance with the standing instructions and procedures existing between the Depository and the Registrar or co- Registrar, the aggregate principal amount of Securities represented by the applicable Global Security to be increased accordingly. If no Global Security representing Securities held by Qualified Institutional Buyers is then outstanding, the Company shall issue and the Trustee shall, upon written instructions from the Company in accordance with Section 2.02, authenticate such a Global Security in the appropriate principal amount.

      (c) Transfer and Exchange of Global Securities. The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depository therefor. Upon receipt by the Registrar or co-Registrar of written instructions, or such other instruction as is customary for the Depository, from the Depository or its nominee requesting the registration of transfer of an interest in a physical security held by a Qualified Institutional Buyer to another type of Global Security or physical security, as the case may be, together with the applicable Global Securities or physical securities (or, if the applicable type of Global Security required to represent the interest as requested to be transferred is not then outstanding, only the Global Security representing the interest being transferred), the Registrar or co-Registrar shall cancel such Global Securities (or physical securities) and the Company shall issue and the Trustee shall, upon written instructions from the Company in accordance with Section 2.02, authenticate new Global Securities or physical securities of the types so cancelled (or the type so cancelled and applicable type required to represent the interest as requested to be transferred) reflecting the applicable increase and decrease of the principal amount of Securities represented by such types of Global Securities or physical securities, giving effect to such transfer. If the applicable type of Global Security or physical security required to represent the interest as requested to be transferred is not outstanding at the time of such request, the Company shall issue and the Trustee shall, upon written instructions from the Company in accordance with Section 2.02, authenticate a new Global Security or physical security of such type in principal amount equal to the principal amount of the interest requested to be transferred.

            (d) Transfer of a Beneficial Interest in a Global Security for a physical security.

            (i) Any Person having a beneficial interest in a Global Security may upon request exchange such beneficial interest for a physical security. Upon receipt by the Registrar or co-Registrar of written instructions, or such other form of instructions as is customary for the Depository, from the Depository or its nominee on behalf of any Person having a beneficial interest in a Global Security and upon receipt by the Trustee of a written order or such other form of instructions as is customary for the Depository or the Person designated by the Depository as having such a beneficial interest containing registration instructions and, in the case of any such transfer or exchange of a beneficial interest in Securities the offer and sale of which have not been registered under the Securities Act, the following additional information and documents:

            (A) if such beneficial interest is being transferred to the Person designated by the Depository as being the beneficial owner, a certification from such Person to that effect (substantially in the form of Exhibit D hereto); or

            (B) if such beneficial interest is being transferred to a Qualified Institutional Buyer in accordance with Rule l44A, a certification to that effect (substantially in the form of Exhibit D hereto); or

            (C) if such beneficial interest is being transferred to an Institutional Accredited Investor, delivery of a certification to that effect (substantially in the form of Exhibit D hereto) and a

                  Certificate for Institutional Accredited Investors substantially in the form of Exhibit E hereto; or

            (D) if such beneficial interest is being transferred in reliance on Rule 144 under the Securities Act, delivery of a certification to that effect (substantially in the form of Exhibit D hereto) and an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

            (E) if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (substantially in the form of Exhibit D hereto) and an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act, then the Registrar or co-Registrar will cause, in accordance with the standing instructions and procedures existing between the Depository and the Registrar or co-Registrar, the aggregate principal amount of the applicable Global Security to be reduced and, following such reduction, the Company will execute and, upon receipt of an authentication order in the form of an Officers' Certificate in accordance with Section 2.02, the Trustee will authenticate and deliver to the transferee a physical security.

            (ii) Securities issued in exchange for a beneficial interest in a Global Security pursuant to this Section 2.16(d) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Registrar or co-Registrar in writing. The Registrar or co-Registrar shall deliver such physical securities to the Persons in whose names such physical securities are so registered.

            (e) Restrictions on Transfer and Exchange of Global Securities. Notwithstanding any other provisions of this Indenture, a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

      (f) Private Placement Legend. Upon the transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Registrar or co-Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar or co- Registrar shall deliver only Securities that bear the Private Placement Legend unless, and the Trustee is hereby authorized to deliver Securities without the Private Placement Legend if (i) there is delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (ii) such Security has been sold pursuant to an effective registration statement under the Securities Act.

      (g) General. By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.

      The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or this Section 2.16. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.


                                ARTICLE THREE.

                                  REDEMPTION


SECTION 3.01. Notices to Trustee.

      If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee and the Paying Agent in writing of the Redemption Date and the principal amount of the Securities to be redeemed and whether it wants the Trustee to give notice of redemption to the Holders (at the Company's expense). Such notice must be given at least 60 days prior to the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee), but shall not be given more than 90 days before the Redemption Date, except in the case of a Special Redemption in respect of which notice of optional redemption shall be given at least three Business Days prior to the date of redemption. Any such notice may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

SECTION 3.02. Selection of Securities To Be Redeemed.

      If less than all of the Securities are to be redeemed at any time, the Trustee shall select the Securities to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Securities being redeemed are listed, or, in the absence of such requirements or if the Securities are not listed on a national securities exchange, on a pro rata basis.

      The Trustee shall make the selection from the Securities outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. Securities in denominations of $1,000 or less may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal amount of Securities that have denominations larger than $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

SECTION 3.03. Notice of Redemption.

      At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed a notice of redemption by first class mail to each Holder at its registered address whose Securities are to be redeemed, with a copy to the Trustee. At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. Each notice for redemption shall identify the Securities to be redeemed and shall state:

      (1)   the Redemption Date;

            (2) the redemption price and the amount of accrued interest, if any, to be paid (the "Redemption Price");

            (3) the paragraph of the Securities pursuant to which the Securities are being redeemed;

            (4)   the name and address of the Paying Agent;

            (5) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

            (6) that, unless the Company defaults in making the redemption payment, the Accreted Value shall cease to accrete and interest, if any, on Securities called for redemption shall cease to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Securities is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Securities redeemed;

            (7) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the Redemption Date, and upon surrender of such Security, a new Security or Securities in the aggregate principal amount equal to the unredeemed portion thereof will be issued; and

            (8) if less than all the Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption.

SECTION 3.04. Effect of Notice of Redemption.

            Once notice of redemption is mailed in accordance with Section 3.03, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender to the Trustee or Paying Agent, such Securities called for redemption shall be paid at the Redemption Price.

SECTION 3.05. Deposit of Redemption Price.

            On or before the Redemption Date, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price of all Securities to be redeemed on that date. The Paying Agent shall promptly return to the Company any U.S. Legal Tender so deposited that is not required for that purpose, except with respect to monies owed as obligations to the Trustee pursuant to Article Seven.

            If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such Redemption Price, accretion or interest, as the case may be, on the Securities to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Securities are presented for payment.

SECTION 3.06. Securities Redeemed in Part.

            Upon surrender of a Security that is to be redeemed in part, the Trustee shall authenticate for the Holder a new Security or Securities equal in principal amount to the unredeemed portion of the Security surrendered.


                                 ARTICLE FOUR

                                  COVENANTS


SECTION 4.01. Payment of Securities.

            The Company will punctually pay the principal, premium, if any, and interest to become due in respect of the Securities according to the terms of the Securities and this Indenture; provided, however, that, on the Issue Date, the Company's obligations on the Securities will consist of (1) the obligation to pay interest on the aggregate principal amount of the Securities and to pay $8,538,000 aggregate principal amount of the Securities, plus 1% of the aggregate principal amount of the Securities in the event of a Special Redemption or a Change of Control Offer, as otherwise set forth herein, (2) the obligation to make a Special Offer in accordance with this Indenture, and (3) the obligation to instruct the Escrow Agent to release the Escrow Funds to the Trustee to pay the holders of the Securities. At the time of the release of the Escrow Funds to the Company upon the consummation of a Pending Acquisition, an aggregate principal amount of the Securities equal to the amount of Escrow Funds so released automatically will convert into an obligation of the Company to pay principal, premium (if any) and interest with respect thereto. The Company will have no obligation to make payment on the Securities except as described above until the Escrow Funds are no longer held in the Escrow Account for the benefit of the holders of the Securities and the Trustee, and the holders of the Securities and the Trustee may look only to the Escrow Funds for payment of additional amounts until such time.

            Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal, premium or interest payments hereunder.

SECTION 4.02. Maintenance of Office or Agency.

            The Company shall maintain the office or agency required under
Section 2.03. The Company shall give prior notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 10.02.

SECTION 4.03. Limitation on Restricted Payments.

            Neither the Company nor any of its Subsidiaries will, directly or indirectly, make any Restricted Payment if at the time of such Restricted Payment and immediately after giving effect thereto:

            (i) a Default or an Event of Default shall have occurred and be continuing at the time of or after giving effect to such Restricted Payment; or

            (ii) the Company is not able to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with
      Section 4.12 hereof; or

            (iii) the aggregate amount of Restricted Payments made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined by the board of directors of the Company in good faith) exceeds the sum of:

                  (A) (x) 100% of the aggregate Consolidated EBITDA of the Company (or, in the event such Consolidated EBITDA shall be a deficit, minus 100% of such deficit) accrued subsequent to the Issue Date to the most recent date for which financial information is available to the Company, taken as one accounting period, less
            (y) 1.4 times Consolidated Interest Expense for the same period, plus

                  (B) 100% of the aggregate net proceeds, including the fair market value of property other than cash as determined by the board of directors of the Company in good faith, received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale on or subsequent to the Issue Date of Qualified Capital Stock of the Company (excluding (i) any net proceeds from issuances and sales financed directly or indirectly using funds borrowed from the Company or any Subsidiary of the Company, until and to the extent such borrowing is repaid, but including the proceeds from the issuance and sale of any securities convertible into or exchangeable for Qualified Capital Stock to the extent such securities are so converted or exchanged and including any additional proceeds received by the Company upon such conversion or exchange and (ii) any net proceeds received from issuances and sales that are used to consummate a transaction described in clauses (2) and (3) of paragraph (B) below), plus

                  (C)   without duplication of any amount included in clause
            (iii)(B) above, 100% of the aggregate net proceeds, including the fair market value of property other than cash (valued as provided in clause (iii)(B) above), received by the Company as a capital contribution on or after the Issue Date, plus

                  (D) the amount equal to the net reduction in Investments (other than Permitted Investments) made by the Company or any of its Subsidiaries in any Person resulting from (i) repurchases or redemptions of such Investments by such Person, proceeds realized upon the sale of such Investment to an unaffiliated purchaser and repayments of loans or advances or other transfers of assets by such Person to the Company or any Subsidiary of the Company or (ii) the redesignation of Unrestricted Subsidiaries as

            Subsidiaries (valued in each case as provided in the definition of "Investment") not to exceed, in the case of any Subsidiary, the amount of Investments previously made by the Company or any Subsidiary in such Unrestricted Subsidiary, which amount was included in the calculation of Restricted Payments; provided, however, that no amount shall be included under this clause (D) to the extent it is already included in Consolidated EBITDA, plus

                  (E) the aggregate net cash proceeds received by a Person in consideration for the issuance of such Person's Capital Stock (other than Disqualified Capital Stock) that are held by such Person at the time such Person is merged with and into the Company in accordance with Section 5.01 subsequent to the Issue Date; provided, however, that concurrently with or immediately following such merger the Company uses an amount equal to such net cash proceeds to redeem or repurchase the Company's Capital Stock, plus

                  (F)   $5,000,000.

            Notwithstanding the foregoing, these provisions will not prohibit:

            (1) the payment of any dividend or the making of any distribution within 60 days after the date of its declaration if such dividend or distribution would have been permitted on the date of declaration;

            (2) the purchase, redemption or other acquisition or retirement of any Capital Stock of the Company or any warrants, options or other rights to acquire shares of any class of such Capital Stock either (x) solely in exchange for shares of Qualified Capital Stock or other rights to acquire Qualified Capital Stock or (y) through the application of the net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock or warrants, options or other rights to acquire Qualified Capital Stock or
      (z) in the case of Disqualified Capital Stock, solely in exchange for, or through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of, Disqualified Capital Stock that has a redemption date no earlier than, and requires the payment of current dividends or distributions in cash no earlier than, in each case, the Disqualified Capital Stock being purchased, redeemed or otherwise acquired or retired;

            (3) the acquisition of Indebtedness of the Company that is subordinate or junior in right of payment to the Securities either (x) solely in exchange for shares of Qualified Capital Stock (or warrants, options or other rights to acquire Qualified Capital Stock), for shares of Disqualified Capital Stock that have a redemption date no earlier than, and require the payment of current dividends or distributions in cash no earlier than, in each case, the maturity date and interest payments dates, respectively, of the Indebtedness being acquired, or for Indebtedness of the Company that is subordinate or junior in right of payment to the Securities, at least to the extent that the Indebtedness being acquired is subordinated to the Securities and has a Weighted Average Life to Maturity no less than that of the Indebtedness being acquired or (y) through the application of the net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock (or warrants, options or other rights to acquire Qualified Capital Stock), shares of Disqualified Capital Stock that have a redemption date no earlier than, and require the payment of current dividends or distributions in cash no earlier than, in each case, the maturity date and interest payments dates, respectively, of the Indebtedness being refinanced, or Indebtedness of the Company that is subordinate or junior in right of payment to the Securities at least to the extent that the Indebtedness being acquired is subordinated to the Securities and has a Weighted Average Life to Maturity no less than that of the Indebtedness being refinanced;

            (4) payments by the Company to repurchase Capital Stock or other securities of the Company, Capstar Partners, Capstar Broadcasting or any corporation that, directly or indirectly, owns all of the Common Stock of Capstar Broadcasting from employees of the Company or any such other corporation in an aggregate amount not to exceed $5,000,000;

            (5) payments to enable the Company or any such other corporation to redeem or repurchase stock purchase or similar rights in an aggregate amount not to exceed $500,000;

            (6) payments, not to exceed $100,000 in the aggregate, to enable the Company or any such other corporation to make cash payments to holders of its Capital Stock in lieu of the issuance of fractional shares of its Capital Stock;

            (7) payments by the Company to enable Capstar Partners to make payments pursuant to the Financial Monitoring and Oversight Agreements;

            (8) payments made pursuant to any merger, consolidation or sale of assets effected in accordance with Section 5.01; provided, however, that no such payment may be made pursuant to this clause (8) unless, after giving effect to such transaction (and the incurrence of any Indebtedness in connection therewith and the use of the proceeds thereof), the Company would be able to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with
      Section 4.12 such that after incurring that $1.00 of additional Indebtedness, the Leverage Ratio would be less than 6.0 to 1; and

            (9) the payments of dividends on the Company's Common Stock after an initial public offering of Common Stock of the Company, Capstar Partners, Capstar Broadcasting or any corporation that, directly or indirectly, owns all of the Common Stock of Capstar Broadcasting in an annual amount not to exceed 6.0% of the gross proceeds (before deducting underwriting discounts and commissions and other fees and expenses of the offering) received by the Company (through a capital contribution or otherwise) from shares of Common Stock sold for the account of the Company or any such other corporation (and not for the account of any stockholder) in such initial public offering;

provided, however, that in the case of clauses (3), (4), (5), (6), (8) and (9), no Event of Default shall have occurred or be continuing at the time of such payment or as a result thereof. In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date, amounts expended pursuant to clauses (1), (4), (5), (6), (8) and (9) shall be included in such calculation.

SECTION 4.04. Corporate Existence.

      Except as otherwise permitted by Article Five, the Company shall do or cause to be done all things reasonably necessary to preserve and keep in full force and effect its corporate or other existence and the corporate or other existence of each of its Significant Subsidiaries in accordance with the respective organizational documents of each such Significant Subsidiary and the material rights (charter and statutory) and franchises of the Company and each such Significant Subsidiary; provided, however, that the Company shall not be required to preserve, with respect to itself, any material right or franchise and, with respect to any of its Significant Subsidiaries, any such existence, material right or franchise, if the Board of Directors of the Company or such Significant Subsidiary, as the case may be, shall determine that the preservation thereof is no longer reasonably necessary or desirable in the conduct of the business of the Company or any such Significant Subsidiary.

SECTION 4.05. Payment of Taxes and Other Claims.

            The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of its Subsidiaries or properties of it or any of its Subsidiaries and (ii) all material lawful claims for labor, materials, supplies and services that, if unpaid, might by law become a Lien upon the property of it or any of its Subsidiaries; provided, however, that there shall not be required to be paid or discharged any such tax, assessment or charge, the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate provision has been made or where the failure to effect such payment or discharge is not adverse in any material respect to the Holders.

SECTION 4.06. Maintenance of Properties and Insurance.

            (a) The Company shall, and shall cause each of its Subsidiaries to, maintain its material properties in normal condition (subject to ordinary wear and tear) and make all reasonably necessary repairs, renewals or replacements thereto as in the judgment of the Company may be reasonably necessary to the conduct of the business of the Company and its Subsidiaries; provided, however, that nothing in this Section 4.06 shall prevent the Company or any of its Subsidiaries from discontinuing the operation and maintenance of any of its properties, if such properties are, in the reasonable and good faith judgment of the Board of Directors of the Company or the Subsidiary, as the case may be, no longer reasonably necessary in the conduct of their respective businesses.

            (b) The Company shall provide or cause to be provided, for itself and each of its Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, good faith opinion of the Company, are reasonably adequate and appropriate for the conduct of the business of the Company and such Subsidiaries.

SECTION 4.07. Compliance Certificate; Notice of Default.

            (a) The Company shall deliver to the Trustee, within 120 days after the end of the Company's fiscal year, an officers' certificate (signed by the principal executive officer, principal financial officer or principal accounting officer) stating that a review of its activities and the activities of its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing officers with a view to determining whether it has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such officer signing such certificate, that to the best of his knowledge the Company during such preceding fiscal year has kept, observed, performed and fulfilled each and every such obligation and no Default or Event of Default occurred during such year and at the date of such certificate there is no Default or Event of Default that has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe the Default or Event of Default and its status with particularity. The Officers' Certificate shall also notify the Trustee should the Company elect to change the manner in which it fixes its fiscal year end.

            (b) The annual financial statements delivered to the Trustee pursuant to Section 4.09 shall be accompanied by a written report of the Company's independent accountants that in conducting their audit of the financial statements which are a part of such annual report or such annual financial statements nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article Four, Five or Six insofar as they relate to accounting matters or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

            (c) So long as any of the Securities are outstanding (i) if any Default or Event of Default has occurred and is continuing or (ii) if any Holder seeks to exercise any remedy hereunder with respect to a claimed Default under this Indenture or the Securities, the Company shall promptly deliver to the Trustee by registered or certified mail or by telegram, telex or facsimile transmission followed by hard copy by registered or certified mail an Officers' Certificate specifying such event, notice or other action.

SECTION 4.08. Compliance with Laws.

            The Company shall comply, and shall cause each of its Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as are not in the aggregate reasonably likely to have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries taken as a whole.

SECTION 4.09. Reports.

            So long as any of the Securities are outstanding, the Company will provide to the holders of Securities and file with the Commission copies of the annual reports and of the information, documents, and other reports that the Company would have been required to file with the Commission pursuant to
Section 13 or 15(d) of the Exchange Act regardless of whether the Company is then obligated to file such reports.

SECTION 4.10. Waiver of Stay, Extension or Usury Laws.

            The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of, premium or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the obligations or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.11. Limitations on Transactions with Affiliates.

            Neither the Company nor any of its Subsidiaries will, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with or for the benefit of any of its Affiliates (other than transactions between the Company and a Wholly Owned Subsidiary of the Company or among Wholly Owned Subsidiaries of the Company) (an "Affiliate Transaction"), other than Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction on an arm's-length basis from a Person that is not an Affiliate; provided, however, that for a transaction or series of related transactions involving value of $2,000,000 or more, such determination will be made in good faith by a majority of the members of the board of directors of the Company and by a majority of the disinterested members of the board of directors of the Company, if any; provided, further, that for a transaction or series of related transactions involving value of $10,000,000 or more, the board of directors of the Company has received an opinion from a nationally recognized investment banking firm that such Affiliate Transaction is fair, from a financial point of view, to the Company or such Subsidiary. The foregoing restrictions will not apply to (1) reasonable and customary directors' fees, indemnification and similar arrangements and payments thereunder, (2) any employment, noncompetition or confidentiality agreement with any officer of the Company,
(3) reasonable and customary investment banking, financial advisory, commercial banking and similar fees and expenses paid to BT Securities Corporation and its Affiliates, (4) any Restricted Payment permitted to be made pursuant to the covenant described under Section 4.03, (5) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors of the Company, (6) loans or advances to employees in the ordinary course of business of the Company or any of its Subsidiaries consistent with past practices, (7) payments made in connection with any acquisitions or dispositions by the Company and its Subsidiaries which acquisitions and dispositions are disclosed in the Offering Memorandum, including fees to Hicks Muse, and (8) the issuance of Capital Stock of the Company (other than Disqualified Capital Stock).

SECTION 4.12. Limitation on Incurrence of Additional
              Indebtedness and Issuance of Preferred
              Stock of Subsidiaries.

            The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (other than Permitted Indebtedness) and the Company's Subsidiaries will not issue any Preferred Stock (except Preferred Stock issued to the Company or a Wholly Owned Subsidiary of the Company); provided, however, that the Company and its Subsidiaries may incur Indebtedness and the Company's Subsidiaries may issue shares of Preferred Stock if, in either case, the Company's Leverage Ratio at the time of incurrence of such Indebtedness or the issuance of such Preferred Stock, as the case may be, after giving pro forma effect to such incurrence or issuance as of such date and to the use of proceeds therefrom is less than 7.0 to 1.

SECTION 4.013. Limitation on Dividend and Other Payment
               Restrictions Affecting Subsidiaries.

            Neither the Company nor any of its Subsidiaries will, directly or indirectly, create or otherwise cause to permit to exist or become effective, by operation of the charter of such Subsidiary or by reason of any agreement, instrument, judgement, decree, rule, order, statute or governmental regulation, any encumbrance or restriction on the ability of any Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock; (b) make loans or advances or pay any Indebtedness or other obligation owed to the Company or any of its Subsidiaries; or (c) transfer any of its property or assets to the Company, except for such encumbrances or restrictions existing under or by reason of: (1) applicable law, (2) this Indenture, (3) customary non-assignment provisions of any lease governing a leasehold interest of the Company or any Subsidiary, (4) any instrument governing Acquired Indebtedness or Acquired Preferred Stock, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, (5) agreements existing on the Issue Date (including the Credit Facility and the Existing Indenture) as such agreements are from time to time in effect; provided, however, that any amendments or modifications of such agreements that affect the encumbrances or restrictions of the types subject to this Section 4.13 shall not result in such encumbrances or restrictions being less favorable to the Company in any material respect, as determined in good faith by the board of directors of the Company, than the provisions as in effect before giving effect to the respective amendment or modification, (6) any restriction with respect to such a Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Subsidiary pending the closing of such sale or disposition, (7) an agreement effecting a refinancing, replacement or substitution of Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (2), (4) or
(5) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such refinancing, replacement or substitution agreement are not less favorable to the Company in any material respect as determined in good faith by the board of directors of the Company than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (2), (4) or (5) above, (8) any agreement or charter provision evidencing Indebtedness or Preferred Stock permitted under this Indenture; provided, however, that the provisions relating to such encumbrance or restriction contained in such agreement or charter provision are not less favorable to the Company in any material respect as determined in good faith by the board of directors of the Company than the provisions relating to such encumbrance or restriction contained in this Indenture, or (9) restrictions on the transfer of assets subject to any Lien imposed by the holder of such Lien.

SECTION 4.14. Change of Control.

            (a) Upon the occurrence of a Change of Control, each holder will have the right to require that the Company purchase all or a portion of such holder's Securities pursuant to the offer described in paragraph (b) below (the "Change of Control Offer"), at a purchase price equal to 101% of the principal amount thereof, plus, without duplication, all accrued and unpaid interest, if any, to the Change of Control Payment Date. Prior to the mailing of the notice referred to below, but in any event within 30 days following the date on which the Company becomes aware that a Change of Control has occurred, the Company covenants that if the purchase of the Securities would violate or constitute a default under any other Indebtedness of the Company, then the Company shall, to the extent needed to permit such purchase of Securities, either (i) repay all such Indebtedness and terminate all commitments outstanding thereunder or (ii) obtain the requisite consents, if any, under such Indebtedness required to permit the purchase of the Securities as provided below. The Company will first comply with the covenant in the preceding sentence before it will be required to make the Change of Control Offer or purchase the Securities pursuant to the provisions described below.

            (b) Within 30 days following the date on which the Company becomes aware that a Change of Control has occurred (the "Change of Control Date"), the Company shall send, by first-class mail, postage prepaid, a notice to each holder of Securities, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things:

            (1) that the Change of Control Offer is being made pursuant to this Section 4.14 and that all Securities validly tendered and not withdrawn will be accepted for payment;

            (2) the purchase price (including the amount of accrued interest, if any) and the purchase date (which shall be no earlier than 30 days nor later than 45 days from the date such notice is mailed, other than as may be required by law) (the "Change of Control Payment Date");

            (3) that any Security not tendered will continue to accrue interest;

            (4) that, unless the Company defaults in making payment therefor, any Security accepted for payment pursuant to the Change of Control Offer shall cease to accrete or accrue interest, as the case may be, after the Change of Control Payment Date;

            (5) that Holders electing to have a Security purchased pursuant to a Change of Control Offer will be required to surrender the Security to the paying agent and registrar for the Security at the address specified in the notice prior to the close of business on the business day prior to the Change of Control Payment Date;

            (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than five Business Days prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Security purchased;

            (7) that Holders whose Securities are purchased only in part will be issued new Securities in a principal amount equal to the unpurchased portion of the Securities surrendered; and

            (8) the circumstances and relevant facts regarding such Change of Control.

            (c) On or before the Change of Control Payment Date, the Company shall (i) accept for payment Securities or portions thereof (in integral multiples of $1,000) validly tendered pursuant to the Change of Control Offer,
(ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price of all Securities so tendered and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Securities so accepted payment in an amount equal to the purchase price out of the funds deposited with the Paying Agent in accordance with the preceding sentence. The Trustee shall promptly authenticate and mail to such Holders new Securities equal in principal amount to any unpurchased portion of the Securities surrendered. Upon the payment of the purchase price for the Securities accepted for purchase, the Trustee shall return the Securities purchased to the Company for cancellation. Any amounts remaining after the purchase of Securities pursuant to a Change of Control Offer shall be returned within three Business Days by the Trustee to the Company.

            (d) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act to the extent applicable in connection with the purchase of the Securities pursuant to a Change of Control Offer.

            (e) Paragraphs (a)-(d) of this Section 4.14 notwithstanding, the Company shall not be required to make a Change of Control Offer if, instead, the Company elects to effect a Change of Control Redemption in compliance with the requirements listed on the Securities in Exhibit A and Exhibit B hereof.

SECTION 4.15. Limitation on Asset Sales.

            (a) Neither the Company nor any of its Subsidiaries will consummate an Asset Sale unless (i) the Company or the applicable Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by management of the Company or, if such Asset Sale involves consideration in excess of $5,000,000, by the board of directors of the Company, as evidenced by a board resolution), (ii) at least 75% of the consideration received by the Company or such Subsidiary, as the case may be, from such Asset Sale is in cash or Cash Equivalents (other than in the case where the Company is exchanging all or substantially all the assets of one or more broadcast businesses operated by the Company (including by way of the transfer of capital stock) for all or substantially all the assets (including by way of the transfer of capital stock) constituting one or more broadcast businesses operated by another Person, in which event the foregoing requirement with respect to the receipt of cash or Cash Equivalents shall not apply) and is received at the time of such disposition and (iii) upon the consummation of an Asset Sale, the Company applies, or causes such Subsidiary to apply, such Net Cash Proceeds within 180 days of receipt thereof, either (A) to repay any Senior Indebtedness of the Company or any Indebtedness of a Subsidiary of the Company (and, to the extent such Senior Indebtedness relates to principal under a revolving credit or similar facility, to obtain a corresponding reduction in the commitments thereunder), (B) to reinvest, or to be contractually committed to reinvest pursuant to a binding agreement, in Productive Assets and, in the latter case, to have so reinvested within 360 days of the date of receipt of such Net Cash Proceeds or (C) to purchase Securities tendered to the Company for purchase at a price equal to 100% of the principal amount thereof plus accrued interest thereon, if any, to the date of purchase pursuant to an offer to purchase made by the Company as set forth below (a "Net Proceeds Offer"); provided, however, that the Company may defer making a Net Proceeds Offer until the aggregate Net Cash Proceeds from Asset Sales not otherwise applied in accordance with this Section 4.15 equal or exceed $5,000,000. In addition, to the extent that any Asset Sale also constitutes an asset sale under the Existing Indenture, a Net Proceeds Offer is only required to be made out of the proceeds which remain after the application of the proceeds in accordance with the terms of the Existing Indenture.

            (b) Subject to the deferral right set forth in the final proviso of paragraph (a), each notice of a Net Proceeds Offer will be mailed, by first class mail, to holders of Securities not more than 180 days after the relevant Asset Sale or, in the event the Company or a Subsidiary has entered into a binding agreement as provided in subsection (a)(iii)(B) above, within 180 days following the termination of such agreement but in no event later than 360 days after the relevant Asset Sale. Such notice will specify, among other things, the purchase date (which will be no earlier than 30 days nor later than 45 days from the date such notice is mailed, except as otherwise required by law) and will otherwise comply with the procedures set forth in this Indenture. Upon receiving notice of the Net Proceeds Offer, holders of Securities may elect to tender their Securities in whole or in part in integral multiples of $1,000.
To the extent holders properly tender Securities in an amount exceeding the Net Proceeds Offer, Securities of tendering holders will be repurchased on a pro rata basis (based upon the principal amount tendered). To the extent that the aggregate principal amount of Securities tendered pursuant to any Net Proceeds Offer is less than the amount of Net Cash Proceeds subject to such Net Proceeds Offer, the Company may use any remaining portion of such Net Cash Proceeds not required to fund the repurchase of tendered Securities for any purposes otherwise permitted by this Indenture. Upon the consummation of any Net Proceeds Offer, the amount of Net Cash Proceeds subject to any future Net Proceeds Offer from the Asset Sales giving rise to such Net Cash Proceeds shall be deemed to be zero.

            The Company will comply with the requirements of Rule 14e-1 under the Exchange Act to the extent applicable in connection with the repurchase of Securities pursuant to a Net Proceeds Offer.

SECTION 4.016. Limitation on Asset Swaps.

            The Company will not, and will not permit any Subsidiary to, engage in any Asset Swaps, unless: (i) at the time of entering into such Asset Swap and immediately after giving effect to such Asset Swap, no Default or Event of Default shall have occurred or be continuing or would occur as a consequence thereof, (ii) in the event such Asset Swap involves an aggregate amount in excess of $2,000,000, the terms of such Asset Swap have been approved by a majority of the members of the board of directors of the Company and (iii) in the event such Asset Swap involves an aggregate amount in excess of $10,000,000, the Company has received a written opinion from an independent investment banking firm of nationally recognized standing that such Asset Swap is fair to the Company or such Subsidiary, as the case may be, from a financial point of view.

SECTION 4.017. Limitation on Other Senior Subordinated
               Indebtedness.

            The Company will not, directly or indirectly, incur, contingently or otherwise, any Indebtedness (other than the Securities) that is both (i) subordinate in right of payment to any Senior Indebtedness and (ii) senior in right of payment to the Securities. For purposes of this Section 4.17, Indebtedness is deemed to be senior in right of payment to the Securities if it is not explicitly subordinate in right of payment to Senior Indebtedness at least to the same extent as the Securities are subordinate to Senior Indebtedness.

SECTION 4.18. Escrow of Proceeds.

            (a) On the Issue Date, $191,462,000 of the proceeds of the offering of the Securities is being deposited into an account (the "Escrow Account") with the Escrow Agent. The amount deposited in the Escrow Account shall be invested and released in accordance with the express provisions of the Escrow Agreement. Notwithstanding anything herein or therein to the contrary, the Escrow Funds shall not be released if a default or event of default exists or would result from the release of such Escrow Funds under this Indenture, the Existing Indenture, the Credit Facility or any other Indebtedness of the Company or its Subsidiaries with an aggregate principal amount outstanding of $10,000,000 or more. At or prior to each release of Escrow Funds, the Company shall deliver to the Trustee an Officers Certificate certifying that all conditions to the release of such funds have been satisfied.

            (b) The Company and the Trustee (on its own behalf and on behalf of the Holders) hereby acknowledge and agree that, until the Escrow Funds are released by the Escrow Agent in accordance with the Escrow Agreement, the Escrow Funds shall be the property and assets of the Holders and not the Company and that the distribution, and rights to possession, of the Escrow Funds shall in all respects be governed by and subject to the terms and conditions of the Escrow Agreement and this Indenture. In order to secure the full and punctual payment and performance of the Company's obligation to offer to purchase Securities in the event a Special Offer is required to be made in accordance with Section 4.19, the Company hereby grants to the Trustee, for its benefit and for the benefit of the Holders, a first priority and continuing security interest in and to all of the right, title and interest (if and to the extent that, notwithstanding the first sentence of this paragraph (b), any such right, title or interest is determined by a court of law or otherwise to exist) of the Company in, to and under all cash and Cash Equivalents from time to time on deposit in the Escrow Account and credited thereto, whether now owned or existing or hereafter acquired or arising (such amounts, collectively, the "Escrow Funds").

            (c) On the date on which no Escrow Funds remain in the Escrow Account in accordance with the terms of the Escrow Agreement, the security interest granted to the Trustee and the Holders described in paragraph (b) above shall automatically terminate.

            (d) On the Special Offer Purchase Date, the Escrow Agent shall release the Escrow Funds to the Trustee to be applied in accordance with
Section 4.19 and the security interest in the Escrow Funds granted to the Trustee and the Holders shall, unless a Special Redemption is required to be made in accordance with Section 4.20, terminate on and as of such Special Offer Purchase Date.

            (e) On the Special Redemption Date, the Escrow Agent shall release the Escrow Funds to the Trustee to be applied in accordance with
Section 4.20 and the security interest in the Escrow Account granted to the Trustee and the Holders shall terminate on and as of the date of redemption.

            (f) Any amounts remaining in the Escrow Account on the Special Offer Purchase Date after application of the Escrow Funds as specified in
Section 4.19 shall, unless a special redemption is required to be made in accordance with Section 4.19, be paid by the Escrow Agent to the Company.

SECTION 4.019. Special Offer.

            (a) If the GulfStar Transaction is not consummated prior to September 30, 1997 or the Company, at its option, determines in its reasonable judgment that the GulfStar Transaction cannot be consummated prior to September 30, 1997, or if there are any Escrow Funds remaining in the Escrow Account on March 31, 1998 (the "Final Special Offer Notice Date"), then, on September 30, 1997, such date of determination or the Final Special Offer Notice Date, as applicable (as the case may be, the "Special Offer Notice Date"), the Company will make an offer to purchase (the "Special Offer") (i) in the event of a Special Offer on September 30, 1997 or such date of determination, all of the outstanding aggregate principal amount of the Securities, and (ii) in the event of a Special Offer on the Final Special Offer Notice Date (A) if the amount of Escrow Funds then remaining in the Escrow Account is more than $125,000,000, all of the outstanding aggregate principal amount of Securities, or (B) if the amount of Escrow Funds then remaining in the Escrow Account is $125,000,000 or less, such aggregate principal amount of Securities as equals the amount of Escrow Funds then remaining in the Escrow Account on the Final Special Offer Notice Date (as the case may be, the "Special Offer Amount") for a purchase price of 100% of the principal amount of the Securities, plus accrued and unpaid interest to the date of purchase (the "Special Offer Purchase Date").

            (b) On the Special Offer Notice Date, the Company shall mail to each Holder of Securities at such Holder's registered address a notice stating:
(i) that the GulfStar Transaction has not been consummated prior to September 30, 1997, or cannot be consummated prior to September 30, 1997, or that Escrow Funds remain in the Escrow Account on the Final Special Offer Notice Date, as the case may be, and that the Company is offering to purchase the specified aggregate principal amount of Securities at a purchase price in cash equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest to the purchase date of the Securities to be purchased pursuant to the Special Offer (the "Special Offer Purchase Date"), which shall be a Business Day, specified in such notice, that is not earlier than 30 days nor later than 60 days from the date such notice is mailed, (ii) the amount of accrued and unpaid interest on the Securities as of the Special Offer Purchase Date, (iii) that any Security not tendered will continue to accrue interest, (iv) that, unless the purchase price for the Securities is not paid pursuant to the Special Offer on the Special Offer Purchase Date, any Securities accepted for payment pursuant to the Special Offer shall cease to accrue interest on and after the Special Offer Purchase Date, (v) the procedures to be followed by a Holder of Securities in order to accept a Special Offer or to withdraw such acceptance, and (vi) such other information as may be required by this Indenture and applicable laws and regulations.

            (c) On the Special Offer Purchase Date, the Company will (i) accept for payment the aggregate principal amount of Securities offered to be purchased in the Special Offer or such lesser amount as is tendered pursuant to the Special Offer and (ii) deliver or cause to be delivered to the Trustee all Securities tendered pursuant to the Special Offer and accepted for payment. If the Escrow Funds are insufficient to pay the Special Offer Purchase Price on the Special Offer Purchase Date, then the Company shall deposit with the Trustee on or prior to the Special Offer Purchase Date an amount in cash equal to the difference (the "Shortfall Amount"). The Escrow Funds shall be delivered by the Escrow Agent to the Trustee and, along with any Shortfall Amount, will be applied by the Trustee to consummate the Special Offer. If less than all Securities tendered pursuant to the Special Offer are accepted for payment by the Company for any reason consistent with this Indenture, selection of the Securities to be purchased by the Company shall be in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed or, if the Securities are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that Securities accepted for payment in part shall only be purchased in integral multiples of $1,000. The Paying Agent shall promptly mail to each Holder of Securities or portions thereof accepted for payment an amount equal to the purchase price for such Securities including any accrued and unpaid interest thereon, and the Trustee shall promptly authenticate and mail to such Holder of Securities accepted for payment in part a new Security equal in principal amount to any unpurchased portion of the Securities, and any Security not accepted for payment in whole or in part for any reason consistent with this Indenture shall be promptly returned to the Holder of such Security. On and after the Special Offer Purchase Date, interest will cease to accrue on the Securities or portions thereof accepted for payment, unless the Company defaults in the payment of the purchase price therefor. The Company will announce the results of the Special Offer to Holders of the Securities on or as soon as practicable after the Special Offer Purchase Date.

            (d) The Company will comply with the applicable tender offer rules, including the requirements of Rule 14e-1 under the Exchange Act, and all other applicable securities laws and regulations in connection with any Special Offer.

SECTION 4.20. Special Redemption.

            (a) Except as set forth in Section 4.20(b), if there are Escrow Funds remaining in the Escrow Account after the consummation of the Special Offer, such remaining Escrow Funds shall be released to the Company.

            (b) If the Company shall determine that the release of the remaining Escrow Funds following the consummation of the Special Offer would constitute an incurrence of Indebtedness that would result in a default or an event of default under this Indenture, the Existing Indenture, the Credit Facility or any other agreement governing Indebtedness of the Company or its Subsidiaries, then the Company shall redeem such aggregate principal amount of Securities that is equal to the remaining Escrow Funds on the date of such redemption (the "Special Redemption") at a redemption price equal to 101% of the principal amount of such Securities, plus accrued and unpaid interest to the date of the Special Redemption (the "Special Redemption Price") and direct the Escrow Agent to release the Escrow Funds to the Trustee to pay the Special Redemption Price to the Holders of the Securities. The Company shall deposit with the Trustee on or prior to the date of the Special Redemption the difference, if any, between the Special Redemption Price and the amount of Escrow Funds remaining in the Escrow Account on such date.

            Notice of Special Redemption will be mailed not less than three Business Days prior to the date of the Special Redemption.

                                 ARTICLE FIVE

                            SUCCESSOR CORPORATION


SECTION 5.01. Merger, Consolidation and Sale of Assets.

            (a) The Company may not, in a single transaction or through a series of related transactions, consolidate with or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, another Person or adopt a plan of liquidation, unless:

            (1) either (A) the Company is the surviving or continuing Person or (B) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person that acquires by conveyance, transfer or lease the properties and assets of the Company substantially as an entirety or in the case of a plan of liquidation, the Person to which assets of the Company have been transferred, shall be a corporation, partnership or trust organized and existing under the laws of the United States or any State thereof or the District of Columbia;

            (2) such surviving Person shall assume all the obligations of the Company under the Securities and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee;

            (3) immediately after giving effect to such transaction and the use of the proceeds therefrom (on a pro forma basis, including giving effect to any Indebtedness incurred or anticipated to be incurred in connection with such transaction), the Company (in the case of clause (A) of the foregoing clause (1)) or such Person (in the case of clause (B) of the foregoing clause (1)) shall be able to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with
      Section 4.12;

            (4) immediately after giving effect to such transactions no Default or Event of Default shall have occurred and be continuing; and

            (5) the Company has delivered to the Trustee prior to the consummation of the proposed transaction an Officers' Certificate and Opinion of Counsel, each stating that such consolidation, merger or transfer complies with this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

            (b) For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of related transactions) of all or substantially all of the properties and assets of one or more Subsidiaries, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, will be deemed to be the transfer of all or substantially all of the properties and assets of the Company. Notwithstanding the foregoing clauses (2) and (3), (a) any Subsidiary of the Company may consolidate with, merge into or transfer all or part of its properties and assets to the Company and (b) the Company may merge with a corporate Affiliate thereof incorporated solely for the purpose of reincorporating the Company in another jurisdiction in the United States to realize tax or other benefits.

SECTION 5.02. Successor Corporation Substituted.

            Upon any consolidation or merger, or any transfer of assets in accordance with Section 5.01, the successor Person formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein. When a successor corporation assumes all of the obligations of the Company hereunder and under the Securities and agrees to be bound hereby and thereby, the predecessor shall be released from such obligations.


                                 ARTICLE SIX

                              DEFAULT AND REMEDIES


SECTION 6.01. Events of Default.

            An "Event of Default" occurs if:

            (1) the Company fails to pay interest (including any Additional Interest) on the Securities when the same becomes due and payable and the Default continues for a period of 30 days;

            (2) the Company fails to pay the principal amount of any Securities when such principal becomes due and payable, at maturity, upon redemption or otherwise; or

            (3) the Company defaults in the observance or performance of any other covenant or agreement contained in the Securities or this Indenture, which Default continues for a period of 30 days after the Company receives written notice thereof specifying such Default from the Trustee or holders of at least 25% in aggregate principal amount of outstanding Securities;

            (4) there shall be a failure to pay at the final stated maturity (giving effect to any extensions thereof) the principal amount of any Indebtedness of the Company or any Subsidiary of the Company, or the acceleration of the final stated maturity of any such Indebtedness, if the aggregate principal amount of such Indebtedness, together with the aggregate principal amount of any other such Indebtedness in default for failure to pay principal at the final stated maturity (giving effect to any extensions thereof) or which has been accelerated, aggregates $10,000,000 or more at any time, in each case after a 10-day period during which such default shall not have been cured or such acceleration rescinded;

            (5) one or more judgments in an aggregate amount in excess of $10,000,000 (which are not covered by insurance as to which the insurer has not disclaimed coverage) shall have been rendered against the Company or any of its Significant Subsidiaries and such judgment or judgments remain undischarged or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable; and

            (6) the Company or any Significant Subsidiary (A) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself, (B) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law, (C) consents to the appointment of a custodian of it or for substantially all of its property, (D) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it or
      (E) makes a general assignment for the benefit of its creditors; or

            (7) a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under any Bankruptcy Law, which shall (A) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of the Company or any Significant Subsidiary, (B) appoint a custodian of the Company or any Significant Subsidiary or for substantially all of its property or (C) order the winding-up or liquidation of its affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days.

SECTION 6.02. Acceleration.

            If an Event of Default (other than an Event of Default specified in Section 6.01(6) or (7) with respect to the Company) occurs and is continuing and has not been waived pursuant to Section 6.04, the Trustee may, and the Trustee upon the request of Holders of 25% in principal amount of the outstanding Securities shall, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding may, declare the principal of all the Securities, together with accrued and unpaid interest and premium, if any, to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same (i) shall become immediately due and payable or (ii) if there are any amounts outstanding under the Credit Facility, shall become due and payable upon the first to occur of an acceleration under the Credit Facility or five Business Days after receipt by the Company and the Representative under the Credit Facility of such Acceleration Notice (unless all Events of Default specified in such Acceleration Notice have been cured or waived). If an Event of Default specified in Section 6.01(6) or (7) with respect to the Company occurs and is continuing with respect to the Company, then such amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholder. At any time after a declaration of acceleration with respect to the Securities, the Holders of a majority in principal amount of the Securities then outstanding (by notice to the Trustee) may rescind and cancel a declaration of acceleration and its consequences if (i) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction, (ii) all existing Events of Default have been cured or waived, except non-payment of the principal amount of and any accrued interest on the Securities that has become due solely by such declaration of acceleration, (iii) to the extent the payment of such interest is lawful, interest (at the same rate as specified in the Securities) on overdue installments of interest and overdue payments of principal, which has become due otherwise than by such declaration of acceleration, has been paid, (iv) the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (v) in the event of the cure or waiver of a Default or Event of Default of the type described in Sections 6.01(6) and (7), the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Default or Event of Default has been cured or waived and the Trustee shall be entitled to conclusively rely upon such Officers' Certificate and Opinion of Counsel. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03. Other Remedies.

            If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium or interest, if any, on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

            The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 6.04. Waiver of Past Defaults.

            Subject to Sections 6.07 and 9.02, the Holders of a majority in principal amount of the outstanding Securities by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default in the payment of the principal amount of or interest on any Security as specified in clauses (1) and (2) of Section 6.01.

SECTION 6.05. Control by Majority.

            Subject to Section 2.09, the Holders of a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it, including, without limitation, any remedies provided for in Section 6.03. Subject to Section 7.01, however, the Trustee may, in its discretion, refuse to follow any direction that conflicts with any law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Securityholder, or that may involve the Trustee in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee, in its discretion, that is not inconsistent with such direction.

SECTION 6.06. Limitation on Suits.

            A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

            (1) the Holder gives to the Trustee notice of a continuing Event of Default;

            (2) Holders of at least 25% in principal amount of the outstanding Securities make a written request to the Trustee to pursue the remedy;

            (3) such Holders offer to the Trustee indemnity or security against any loss, liability or expense to be incurred in compliance with such request which is reasonably satisfactory to the Trustee;

            (4) the Trustee does not comply with the request within 45 days after receipt of the request and the offer of satisfactory indemnity or security; and

            (5) during such 45-day period the Holders of a majority in principal amount of the outstanding Securities do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

            A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over such other Securityholder.

SECTION 6.07. Rights of Holders To Receive Payment.

            Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium and interest on a Security, on or after the respective due dates expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08. Collection Suit by Trustee.

            If an Event of Default in payment of principal or interest specified in clause (1) or (2) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Securities for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest at the rate set forth in the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09. Trustee May File Proofs of Claim.

            The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agents and counsel) and the Securityholders allowed in any judicial proceedings relating to the Company or any other obligor upon the Securities, any of their respective creditors or any of their respective property, and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any custodian in any such judicial proceedings is hereby authorized by each Securityholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07. The Company's payment obligations under this Section 6.09 shall be secured in accordance with the provisions of Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

SECTION 6.10. Priorities.

            If the Trustee collects any money pursuant to this Article Six, it shall pay out the money in the following order:

            First: to the Trustee, its agents and attorneys for amounts due under Sections 6.09 and 7.07;

            Second: if the Holders are forced to proceed against the Company directly without the Trustee, to Holders for their collection costs;

            Third: to Holders for amounts due and unpaid on the Securities for principal, premium and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

            Fourth: to the Company or any other obligor on the Securities, as their interests may appear, or as a court of competent jurisdiction may direct.

            The Trustee, upon prior notice to the Company, may fix a record date and payment date for any payment to Securityholders pursuant to this
Section 6.10.

SECTION 6.11. Undertaking for Costs.

            In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Securities.


                                ARTICLE SEVEN

                                   TRUSTEE


SECTION 7.01. Duties of Trustee.

            (a) If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent Person would exercise or use under the circumstances in the conduct of its own affairs.

            (b)   Except during the continuance of a Default or an Event of
Default:

            (1) The Trustee need perform only those duties as are specifically set forth in this Indenture or the TIA and no duties, covenants, responsibilities or obligations shall be implied in this Indenture that are adverse to the Trustee.

            (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates (including Officers' Certificates) or opinions (including Opinions of Counsel) furnished to the Trustee and conforming to the requirements of this Indenture. However, as to any certificates or opinions which are required by any provision of this Indenture to be delivered or provided to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

            (c) Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

            (1) This paragraph does not limit the effect of paragraph (b) of this Section 7.01.

            (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

            (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.02, 6.04 or 6.05.

            (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.01.

            (f) The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

            (g) In the absence of bad faith, negligence or wilful misconduct on the part of the Trustee, the Trustee shall not be responsible for the application of any money by any Paying Agent other than the Trustee.

SECTION 7.02. Rights of Trustee.

            Subject to Section 7.01:

            (a) The Trustee may rely and shall be fully protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

            (b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Sections 10.04 and 10.05. The Trustee shall not be liable for and shall be fully protected in respect of any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

            (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

            (d) The Trustee shall not be liable for any action that it takes or omits to take in good faith that it reasonably believes to be authorized or within its rights or powers.

            (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate (including any Officers' Certificate), statement, instrument, opinion (including any

      Opinion of Counsel), notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Company, to examine the books, records, and premises of the Company, personally or by agent or attorney.

            (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders of the Securities pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by it in compliance with such request, order or direction.

            (g) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability with respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

SECTION 7.03. Individual Rights of Trustee.

            The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company, any Subsidiary or Unrestricted Subsidiary, or their respective Affiliates, with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04. Trustee's Disclaimer.

            The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, and it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or the Securities other than the Trustee's certificate of authentication.

SECTION 7.05. Notice of Default.

            If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the uncured Default or Event of Default within 60 days after such Default or Event of Default occurs. Except in the case of a Default or an Event of Default in payment of principal of, premium or interest on, any Security, including an accelerated payment and the failure to make payment on the Change of Control Payment Date pursuant to a Change of Control Offer or on the Proceeds Purchase Date pursuant to a Net Proceeds Offer and, except in the case of a failure to comply with Article Five, the Trustee may withhold the notice if and so long as its Board of Directors, the executive committee of its Board of Directors or a committee of its directors and/or Trust Officers in good faith determines that withholding the notice is in the interest of the Securityholders. The Trustee shall not be deemed to have knowledge of a Default or Event of Default other than (i) any Event of Default occurring pursuant to Section 6.01(1), 6.01(2) or 4.01; or (ii) any Default or Event of Default of which a Trust Officer shall have received written notification or obtained actual knowledge.

SECTION 7.06. Reports by Trustee to Holders.

            Within 60 days after each February 1 of each year beginning with February 1, 1998, the Trustee shall, to the extent that any of the events described in TIA Section 313(a) occurred within the previous twelve months, but not otherwise, mail to each Securityholder a brief report dated as of such date that complies with TIA Section 313(a). The Trustee also shall comply with TIA Sections 313(b) and 313(c).

            A copy of each report at the time of its mailing to Securityholders shall be mailed to the Company and filed with the Commission and each stock exchange, if any, on which the Securities are listed.

            The Company shall promptly notify the Trustee if the Securities become listed on any stock exchange and the Trustee shall comply with TIA
Section  313(d).

SECTION 7.07. Compensation and Indemnity.

            The Company shall pay to the Trustee from time to time such compensation as may be agreed upon by the Company and the Trustee. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by it in connection with the performance of its duties and the discharge of its obligations under this Indenture. Such expenses shall include the reasonable fees and expenses of the Trustee's agents and counsel.

            The Company shall indemnify the Trustee and its agents, employees, officers, stockholders and directors for, and hold them harmless against, any loss, liability or expense incurred by them except for such actions to the extent caused by any negligence, bad faith or willful misconduct on their part, arising out of or in connection with the acceptance or administration of this trust including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their rights, powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee or any agent, employee, officer, stockholder or director of the Trustee, for which it may seek indemnity. The Company shall defend the claim and the Trustee and its agents, officers, employees, stockholders and directors shall cooperate in the defense. The Trustee and its agents, officers, employees, stockholders and directors may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel; provided that the Company will not be required to pay such fees and expenses if it assumes the Trustee's defense and there is no conflict of interest between the Company and the Trustee in connection with such defense as reasonably determined by the Trustee. The Company need not pay for any settlement made without its written consent. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

            To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities on all assets or money held or collected by the Trustee, in its capacity as Trustee, except assets or money held in trust to pay principal of or interest on particular Securities.

            When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(6) or (7) occurs, such expenses and the compensation for such services shall be paid to the extent allowed under any Bankruptcy Law.

SECTION 7.08. Replacement of Trustee.

            The Trustee may resign by so notifying the Company in writing at least 10 days in advance. The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Company and the Trustee and may appoint a successor Trustee with the Company's consent. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only with the successor Trustee's acceptance of appointment as provided in this Section. The Company may remove the Trustee if:

            (1)   the Trustee fails to comply with Section 7.10;

            (2) the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

            (3) a receiver or other public officer takes charge of the Trustee or its property; or

            (4)   the Trustee becomes incapable of acting.

            If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Promptly after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Securityholder.

            If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09. Successor Trustee by Merger, Etc.

            If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee; provided that such corporation shall be otherwise qualified and eligible under this Article Seven.

SECTION 7.10. Eligibility; Disqualification.

            This Indenture shall always have a Trustee who satisfies the requirement of TIA Sections 310(a)(1) and 310(a)(2). The Trustee (or in the case of a corporation included in a bank holding company system, the related bank holding company) shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of such bank holding company, shall meet the capital requirements of TIA Section 310(a)(2). The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met. The provisions of TIA Section 310 shall apply to the Company and any other obligor of the Securities.

SECTION 7.11. Preferential Collection of
              Claims Against the Company.

            The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein. The provisions of TIA Section 311 shall apply to the Company and any other obligor of the Securities.


                                ARTICLE EIGHT

                      DISCHARGE OF INDENTURE; DEFEASANCE


SECTION 8.01. Termination of the Company's Obligations.

            This Indenture shall cease to be of further effect and the obligations of the Company under the Securities and this Indenture shall terminate (except that the obligations under Sections 7.07, 8.04 and 8.05 shall survive the effect of this Article Eight) when all outstanding Securities theretofore authenticated and issued have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder.

            In addition, at the Company's option, either (a) the Company shall be deemed to have been Discharged from any and all obligations with respect to the Securities ("legal defeasance") after the applicable conditions set forth below have been satisfied or (b) the Company shall cease to be under any obligation to comply with any term, provision or condition set forth in Article Four (except that the Company's obligations under Sections 4.01 and 4.02 shall survive) and Section 5.01 ("covenant defeasance") after the applicable conditions set forth below have been satisfied:

            (1) The Company shall have deposited or caused to be deposited irrevocably with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities U.S. Legal Tender or U.S. Government Obligations or a combination thereof that, through the payment of interest thereon and principal amounts in respect thereof in accordance with their terms, will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay all amounts of principal of and interest on the Securities on the dates such installments of interest or principal amounts are due in accordance with the terms of such Securities, as well as the Trustee's fees and expenses; provided that no deposits made pursuant to this Section 8.01(1) shall cause the Trustee to have a conflicting interest as defined in and for purposes of the TIA; and provided, further, that, as confirmed by an Opinion of Counsel, no such deposit shall result in the Company, the Trustee or the trust becoming or being deemed to be an "investment company" under the Investment Company Act of 1940;

            (2) No Event of Default or Default with respect to the Securities shall have occurred and be continuing on the date of such deposit after giving effect to such deposit;

            (3) The Company shall have delivered to the Trustee an Opinion of Counsel, subject to certain qualifications, to the effect that (i) the Funds will not be subject to any rights of any other holders of Indebtedness of the Company, and (ii) the Funds so deposited will not be subject to avoidance under applicable Bankruptcy Law;

            (4) The Company shall have paid or duly provided for payment of all amounts then due to the Trustee pursuant to Section 7.07;

            (5) No such deposit will result in a Default under this Indenture or a breach or violation of, or constitute a default under, any other instrument or agreement (including, without limitation, the New Credit Facility) to which the Company or any of its Subsidiaries is a party or by which it or its property is bound;

            (6) Subject to the satisfaction of the conditions set forth in subparagraphs (1) through (5) above, (a) the Company shall be deemed to have completed legal defeasance if the Company shall have delivered to the Trustee an Opinion of Counsel confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service, a ruling, or (ii) since the date of this Indenture there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Securities will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred and (b) the Company shall be deemed to have completed covenant defeasance if the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the Securities will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

            (7) An Officers' Certificate and an Opinion of Counsel to the effect that all conditions precedent to the defeasance have been complied with.

            Notwithstanding the foregoing, the Opinion of Counsel required by subparagraph 7 above need not be delivered if all Securities not theretofore delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable on the Maturity Date within one year, or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

            "Discharged" means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by, and obligations under, the Securities and to have satisfied all the obligations under this Indenture relating to the Securities (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same upon compliance by the Company with the provisions of this Section), except (i) the rights of the Holders of Securities to receive, from the trust fund described in clause (1) above, payment of the principal of and the interest on such Securities when such payments are due, (ii) the Company's obligations with respect to the Securities under Sections 2.03 through 2.07, 7.07 and 7.08 and (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder.

            "Funds" means the aggregate amount of U.S. Legal Tender and/or U.S. Government Obligations deposited with the Trustee pursuant to this Article Eight.

            "U.S. Government Obligations" means direct obligations of, and obligations guaranteed by, the United States of America for the payment of which the full faith and credit of the United States of America is pledged.

SECTION 8.02.     Acknowledgment of Discharge by Trustee.

            Subject to Section 8.05, after (i) the conditions of Section 8.01 have been satisfied and (ii) the Company has delivered to the Trustee an Opinion of Counsel, stating that all conditions precedent referred to in clause
(i) above relating to the satisfaction and discharge of this Indenture have been complied with, the Trustee upon written request of the Company shall acknowledge in writing the discharge of the Company's obligations under this Indenture except for those surviving obligations specified in this Article Eight.

SECTION 8.03.     Application of Trust Money.

            The Trustee shall hold in trust Funds deposited with it pursuant to
Section 8.01. It shall apply the Funds through the Paying Agent and in accordance with this Indenture to the payment of principal amounts and accrued and unpaid interest on the Securities.

SECTION 8.04.     Repayment to the Company.

            The Trustee and the Paying Agent shall promptly pay to the Company any Funds held by them for the payment of principal amounts or interest that remains unclaimed for one year; provided, however, that the Trustee or such Paying Agent may, at the expense of the Company, cause to be published once in a newspaper of general circulation in the City of New York or mailed to each Holder, notice that such Funds remain unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed balance of such Funds then remaining will be repaid to the Company. After payment to the Company, Holders entitled to the Funds must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person and all liability of the Trustee and Paying Agent with respect to such Funds shall cease.

SECTION 8.05.     Reinstatement.

            If the Trustee or Paying Agent is unable to apply any Funds by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 until such time as the Trustee or Paying Agent is permitted to apply all such Funds in accordance with Section 8.01; provided, however, that if the Company has made any payment of interest of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from Funds held by the Trustee or Paying Agent.


                                 ARTICLE NINE

                     AMENDMENTS, SUPPLEMENTS AND WAIVERS


SECTION 9.01. Without Consent of Holders.

            The Company, when authorized by a Board Resolution, and the Trustee, together, may amend or supplement this Indenture, the Escrow Agreement or the Securities without notice to or consent of any Securityholder:

            (1) to cure any ambiguity, defect or inconsistency; provided that such amendment or supplement does not adversely affect the rights of any Holder in any material respect;

            (2)   to comply with Article Five;

            (3) to provide for uncertificated Securities in addition to or in place of certificated Securities;

            (4) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA; or

            (5) to make any other change that does not adversely affect in any material respect the rights of any Securityholders hereunder;

      provided that the Company has delivered to the Trustee an Opinion of Counsel and an Officers' Certificate, each stating that such amendment or supplement complies with the provisions of this Section 9.01.

SECTION 9.02. With Consent of Holders.

            Subject to Section 6.07, the Company, when authorized by a Board Resolution, and the Trustee, together, with the written consent of the Holder or Holders of at least a majority in principal amount of the outstanding Securities may amend or supplement this Indenture, the Escrow Agreement or the Securities, without notice to any other Securityholders. Subject to Sections
6.04 and 6.07, the Holder or Holders of a majority in aggregate principal amount of the outstanding Securities may waive compliance by the Company with any provision of this Indenture or the Securities without notice to any other Securityholder. No amendment, supplement or waiver, including a waiver pursuant to Section 6.04, shall, directly or indirectly, without the consent of each Holder of each Security affected thereby:

            (1) reduce the amount of Securities whose Holders must consent to an amendment;

            (2) reduce the rate of or change the time for payment of interest, including defaulted interest, on any Securities;

            (3) reduce the principal of or change the fixed maturity of any Securities, or change the date on which any Securities may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor;

            (4) make any Securities payable in money other than that stated in the Securities and this Indenture;

            (5) make any change in provisions of this Indenture protecting the right of each Holder of a Security to receive payment of principal of, premium and interest on such Security on or after the due date thereof or to bring suit to enforce such payment or permitting Holders of a majority in principal amount of Securities to waive Defaults or Events of Default; or

            (6) after the Company's obligation to purchase the Securities arises under Section 4.14, 4.15 or 4.19, amend, modify or change the obligation of the Company to consummate a Change of Control Offer, a Net Proceeds Offer or a special offer or waive any default in the performance thereof or modify any of the provisions or definitions with respect to any such offers.

            It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

            After an amendment, supplement or waiver under this Section 9.02 becomes effective (as provided in Section 9.04), the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

SECTION 9.03. Compliance with TIA.

            Every amendment, waiver or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 9.04. Revocation and Effect of Consents.

            Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of his Security by notice to the Trustee or the Company received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver (at which time such amendment, supplement or waiver shall become effective).

            The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be at least 30 days prior to the first solicitation of such consent. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

            After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses (1) through (6) of Section 9.02, in which case, the amendment, supplement or waiver shall bind only each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of and interest on a Security, on or after the respective due dates expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

SECTION 9.05. Notation on or Exchange of Securities.

            If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

SECTION 9.06. Trustee To Sign Amendments, Etc.

            The Trustee shall execute any amendment, supplement or waiver authorized pursuant to and adopted in accordance with this Article Nine; provided that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture. Such Opinion of Counsel shall not be an expense of the Trustee.

                                 ARTICLE TEN

                          SUBORDINATION OF SECURITIES

SECTION 10.01. Securities Subordinate to Senior Indebtedness.

            The Company covenants and agrees, and each Holder of Securities, by its acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article 10, the Indebtedness represented by the Securities and the payment of the principal of, premium, if any, and interest on the Securities are hereby expressly made subordinate and subject in right of payment as provided in this Article 10 to the prior payment in full in cash or Cash Equivalents or, as acceptable to the holders of Senior Indebtedness, in any other manner, of all Senior Indebtedness.

            This Article 10 shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of or continue to hold Senior Indebtedness; and such provisions are made for the benefit of the holders of Senior Indebtedness; and such holders are made obligees hereunder and they or each of them may enforce such provisions.

SECTION 10.02. Payment Over of Proceeds upon
               Dissolution, etc.

            In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, whether voluntary or involuntary or (b) any liquidation, dissolution or other winding-up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshalling of assets or liabilities of the Company, then and in any such event:

            (1) the holders of Senior Indebtedness shall be entitled to receive payment in full in cash or Cash Equivalents or, as acceptable to the holders of Senior Indebtedness, in any other manner, of all amounts due on or in respect of all Senior Indebtedness, or provision shall be made for such payment, before the Holders of the Securities are entitled to receive any payment or distribution of any kind or character (other than a payment or distribution in the form of Permitted Junior Securities) on account of principal of, premium, if any, or interest on the Securities; and

            (2) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (excluding Permitted Junior Securities), by set-off or otherwise, to which the Holders or the Trustee would be entitled but for the provisions of this
      Article 10 shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver of liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full in cash, Cash Equivalents or, as acceptable to the holders of Senior Indebtedness, in any other manner, of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

            (3) in the event that, notwithstanding the foregoing provisions of this Section 10.02, the Trustee or the Holder of any Security shall have received any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, including, without limitation, by way of set-off or otherwise, in respect of principal of, premium, if any, and interest on the Securities before all Senior Indebtedness is paid in full or payment thereof provided for, then and in such event such payment or distribution (excluding Permitted Junior Securities) shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for an application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full in cash, Cash Equivalents or, as acceptable to the holders of Senior Indebtedness, any other manner, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

            The consolidation of the Company with, or the merger of the Company with or into, another Person or the liquidation or dissolution of the Company following the conveyance, transfer or lease of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Article 5 hereof shall not be deemed a dissolution, winding-up, liquidation, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of the Company for the purposes of this
Article if the Person formed by such consolidation or the surviving entity of such merger or the Person which acquires by conveyance, transfer or lease such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions set forth in Article 5 hereof.

SECTION 10.03. Suspension of Payment When Senior
               Indebtedness in Default.

            (a) Unless Section 10.02 hereof shall be applicable, after the occurrence of a Payment Default no payment or distribution of any assets of the Company of any kind or character (excluding Permitted Junior Securities) shall be made by or on behalf of the Company, including, without limitation, by way of set-off or otherwise, for or on account of principal of, premium, if any, or interest on the Securities or on account of the purchase, redemption, defeasance or other acquisition of Securities unless and until such Payment Default shall have been cured or waived in writing or shall have ceased to exist or the Senior Indebtedness as to which such Payment Default relates shall have been discharged or paid in full in cash or Cash Equivalents, after which the Company shall resume making any and all required payments in respect of the Securities, including any missed payments.

            (b) Unless Section 10.02 hereof shall be applicable, upon the occurrence of a Non-Payment Event of Default on Designated Senior Indebtedness and upon receipt by the Trustee and the Company from any holder of Designated Senior Indebtedness (the "Representative") of written notice of such occurrence, no payment or distribution of any assets of the Company of any kind or character (excluding Permitted Junior Securities) shall be made by the Company on account of any principal of, premium, if any, or interest on the Securities or on account of the purchase, redemption, defeasance or other acquisition of Securities for a period ("Payment Blockage Period") commencing on the date of receipt by the Trustee of such notice, unless and until the earliest to occur of the following events: (w) more than 179 days shall have elapsed since the date of receipt of such written notice by the Trustee,
(x) such Non-Payment Event of Default shall have been cured or waived in writing or shall have ceased to exist, (y) such Designated Senior Indebtedness shall have been discharged or paid in full in cash or Cash Equivalents or (z) such Payment Blockage Period shall have been terminated by written notice to the Company or the Trustee from the Representative initiating such Payment Blockage Period, or the holders of at least a majority in principal amount of such issue of Designated Senior Indebtedness, after which, in the case of clause (w), (x), (y) or (z), the Company shall resume making any and all required payments in respect of the Securities, including any missed payments. Notwithstanding any other provisions of this Indenture, no Non-Payment Event of Default which existed or was continuing on the date of the commencement of any Payment Blockage Period shall be, or be made, the basis for the commencement of a second Payment Blockage Period unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days. In no event shall a Payment Blockage Period extend beyond 179 days from the date of the receipt by the Trustee of the notice referred to in this Section 10.03(b) (the "Initial Blockage Period"). Any number of additional Payment Blockage Periods may be commenced during the Initial Blockage Period; provided, however, that no such additional Payment Blockage Period shall extend beyond the Initial Blockage Period. After the expiration of the Initial Blockage Period, no Payment Blockage Period may be commenced under this Section 10.03(b) until at least 180 consecutive days have elapsed from the last day of the Initial Blockage Period.

            (c) In the event that, notwithstanding the foregoing, the Trustee or the Holder of any Security shall have received any payment prohibited by the foregoing provisions of this Section 10.03, then and in such event such payment shall be paid over and delivered forthwith to the Representative initiating the Payment Blockage Period, in trust for distribution to the holders of Senior Indebtedness or, if no amounts are then due in respect of Senior Indebtedness, promptly returned to the Company, or otherwise as a court of competent jurisdiction shall direct.

SECTION 10.04. Trustee's Relation to Senior
               Indebtedness.

            With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only the covenants and obligations of the Trustee as are specifically set forth in this
Article 10, and no implied covenants or obligations of the Trustee with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary or other duty to the holders of Senior Indebtedness, and the Trustee shall not be liable to any holder of Senior Indebtedness if it shall mistakenly pay over or deliver to Holders, the Company or any other Person moneys or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Article 10 or otherwise.

SECTION 10.05. Subrogation to Rights of Holders
               of Senior Indebtedness.

            Upon the payment in full of all Senior Indebtedness, the Holders of the Securities shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of, premium, if any and interest on the Securities shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article 10, and no payments over pursuant to the provisions of this
Article 10 to the holders of Senior Indebtedness by Holders of the Securities or the Trustee shall, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Securities, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness.

            If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article 10 shall have been applied, pursuant to the provisions of this Article 10, to the payment of all amounts payable under the Senior Indebtedness of the Company, then and in such case the Holders shall be entitled to receive from the holders of such Senior Indebtedness at the time outstanding any payments or distributions received by such holders of such Senior Indebtedness in excess of the amount sufficient to pay all amounts payable under or in respect of such Senior Indebtedness in full in cash or Cash Equivalents.

SECTION 10.06. Provisions Solely to Define Relative Rights.

            The provisions of this Article 10 are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall (a) impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the principal of, premium, if any, and interest on the Securities as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders of the Securities and creditors of the Company other than the holders of Senior Indebtedness; or (c) prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon a Default or an Event of Default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Indebtedness (1) in any case, proceeding, dissolution, liquidation or other winding-up, assignment for the benefit of creditors or other marshaling of assets and liabilities of the Company referred to in Section 10.02 hereof, to receive, pursuant to and in accordance with such Section, cash, property and securities otherwise payable or deliverable to the Trustee or such Holder, or (2) under the conditions specified in Section 10.03, to prevent any payment prohibited by such Section or enforce their rights pursuant to Section 10.03(c) hereof.

            The failure to make a payment on account of principal of, premium, if any, or interest on the Securities by reason of any provision of this
Article 10 shall not be construed as preventing the occurrence of a Default or an Event of Default hereunder.

SECTION 10.07. Trustee to Effectuate Subordination.

            Each Holder of a Security by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Company whether in bankruptcy, insolvency, receivership proceedings, or otherwise, the timely filing of a claim for the unpaid balance of the indebtedness of the Company owing to such Holder in the form required in such proceedings and the causing of such claim to be approved. If the Trustee does not file such a claim prior to 30 days before the expiration of the time to file such a claim, the holders of Senior Indebtedness, or any Representative, may file such a claim on behalf of Holders of the Securities.

SECTION 10.08. No Waiver of Subordination Provisions.

            (a) No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

            (b)   Without limiting the generality of subsection (a) of this
Section 10.08, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article 10 or the obligations hereunder of the Holders of the Securities to the holders of Senior Indebtedness, do any one or more of the following:
(1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (3) release any Person liable in any manner for the collection or payment of Senior Indebtedness; and (4) exercise or refrain from exercising any rights against the Company and any other Person; provided, however, that in no event shall any such actions limit the right of the Holders of the Securities to take any action to accelerate the maturity of the Securities pursuant to Article 6 hereof or to pursue any rights or remedies hereunder or under applicable laws if the taking of such action does not otherwise violate the terms of this Indenture.

SECTION 10.09. Notice to Trustee.

            (a) The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee at its Corporate Trust Office in respect of the Securities. Notwithstanding the provisions of this Article 10 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until the Trustee shall have received written notice thereof from the Company or a holder of Senior Indebtedness or from any trustee, fiduciary or agent therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of this Section 10.09, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 10.09 at least five Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose under this Indenture (including, without limitation, the payment of the principal of, premium, if any, or interest on any Security), then, anything herein contained to the contrary notwithstanding but without limiting the rights and remedies of the holders of Senior Indebtedness or any trustee, fiduciary or agent therefor, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within five Business Days prior to date of such application; nor shall the Trustee be charged with knowledge of the curing of any such default or the elimination of the act or condition preventing any such payment unless and until the Trustee shall have received an Officers' Certificate to such effect.

            (b) Subject to the provisions of Section 7.01 hereof, the Trustee shall be entitled to rely on the delivery to it of a written notice to the Trustee and the Company by a Person representing itself to be a holder of Senior Indebtedness (or a trustee, fiduciary, agent or other representative therefor) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee, fiduciary, agent or other representative therefor); provided, however, that failure to give such notice to the Company shall not affect in any way the ability of the Trustee to rely on such notice. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any

Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article 10, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 10, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 10.10. Reliance on Judicial Order or Certificate of Liquidating Agent.

            Upon any payment or distribution of assets of the Company referred to in this Article 10, the Trustee, subject to the provisions of Section 7.01 hereof, and the Holders shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding-up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10; provided that the foregoing shall apply only if such court has been fully apprised of the provisions of this Article 10.

SECTION 10.11. Rights of Trustee as a Holder of
               Senior Indebtedness; Preservation
               of Trustee's Rights.

            The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article 10 with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 10 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof.

SECTION 10.12. Article Applicable to Paying Agents.

            In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article 10 shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article 10 in addition to or in place of the Trustee.

SECTION 10.13. No Suspension of Remedies.

            Nothing contained in this Article 10 shall limit the right of the Trustee or the Holders of Securities to take any action to accelerate the maturity of the Securities pursuant to Article 6 or to pursue any rights or remedies hereunder or under applicable law, subject to the rights, if any, under this Article 10 of the holders, from time to time, of Senior Indebtedness.


                                ARTICLE ELEVEN

                                 MISCELLANEOUS


SECTION 11.01. TIA Controls.

            If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

SECTION 11.02. Notices.

            Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

            if to the Company:

            Capstar Radio Broadcasting Partners, Inc.
            600 Congress Avenue
            Suite 1400
            Austin, TX  78701
            Attention:  Chief Financial Officer

            with a copy to:

            Vinson & Elkins L.L.P.
            2001 Ross Avenue
            Suite 3700
            Dallas, Texas  75201
            Attention:  Michael D. Wortley and
                        Jeffrey A. Chapman

            if to the Trustee:

            U.S. Trust Company of Texas, N.A.
            2001 Ross Avenue
            Suite 2700
            Dallas, Texas  75201
            Attention:  Corporate Trust Department

            The Company and the Trustee by written notice to each other may designate additional or different addresses for notices. Any notice or communication to the Company or the Trustee shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back, if telexed; when receipt is acknowledged, if faxed; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

            Any notice or communication mailed to a Securityholder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

            Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 11.03. Communications by Holders with Other Holders.

            Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA Section 312(c).

SECTION 11.04. Certificate and Opinion as to Conditions Precedent.

            Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

            (1) an Officers' Certificate, in form and substance satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed by the Company, if any, provided for in this Indenture relating to the proposed action have been complied with; and

            (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent to be performed by the Company, if any, provided for in this Indenture relating to the proposed action have been complied with.

SECTION 11.05. Statements Required in Certificate or Opinion.

            Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers' Certificate required by Section 4.07, shall include:

            (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

            (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is reasonably necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with.

SECTION 11.06. Rules by Trustee, Paying Agent, Registrar.

            The Trustee may make reasonable rules in accordance with the Trustee's customary practices for action by or at a meeting of Securityholders. The Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 11.07. Legal Holidays.

            A "Legal Holiday" used with respect to a particular place of payment is a Saturday, a Sunday or a day on which banking institutions in New York, New York, Dallas, Texas or at such place of payment are not required to be open. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 11.08. Governing Law.

            THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

SECTION 11.09. No Adverse Interpretation of Other Agreements.

            This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.10. No Recourse Against Others.

            A past, present or future director, officer, employee, stockholder or incorporator, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creations. Each Securityholder by accepting a Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Securities.

SECTION 11.11. Successors.

            All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 11.12. Duplicate Originals.

            All parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

SECTION 11.13. Severability.

            In case any one or more of the provisions in this Indenture or in the Securities shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

                                   SIGNATURES


            IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the date first written above.


                                             CAPSTAR RADIO BROADCASTING
                                               PARTNERS, INC.


                                             By:
                                                 ------------------------------
                                                 Name:
                                                 Title:



                                             U.S. TRUST COMPANY OF
                                               TEXAS, N.A., as Trustee


                                             By:
                                                 ------------------------------
                                                 Name:
                                                 Title:

                                                                       EXHIBIT A


                          [FORM OF SERIES A SECURITY]


            THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

            THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1), (2),
(3) OR (7) UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER'S AND THE TRANSFER AGENT'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) AND (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN THE CASE OF THE FOREGOING CLAUSE (E), A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE ISSUER AND THE TRANSFER AGENT, THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                   CAPSTAR RADIO BROADCASTING PARTNERS, INC.


            9 1/4% Senior Subordinated Note due 2007, Series A

No.                                                        $

            CAPSTAR RADIO BROADCASTING PARTNERS, INC., a Delaware corporation (the "Company"), for value received, promises to pay to CEDE & CO. or
registered assigns, the principal sum of                              Dollars,
on July 1, 2007.

            Interest Payment Dates:  January 1 and July 1

            Record Dates:  December 15 and June 15

            Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

            IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

                                          CAPSTAR RADIO BROADCASTING
                                          PARTNERS, INC.


                                          By:
                                             ----------------------------------
                                             Name:
                                             Title:


                                          By:
                                             ----------------------------------
                                             Name:
                                             Title:

Trustee's Certificate of Authentication


            This is one of the 9 1/4% Senior Subordinated Notes due 2007, Series A referred to in the within-mentioned Indenture.


Dated:

                                                  U.S. TRUST COMPANY OF
                                                    TEXAS, N.A., as Trustee


                                                  By:
                                                     --------------------------
                                                        Authorized Signatory

                             (REVERSE OF SECURITY)


            9 1/4% Senior Subordinated Note due 2007, Series A


            1. Principal and Interest. CAPSTAR RADIO BROADCASTING PARTNERS, INC., a Delaware corporation (the "Company"), promises to pay the principal of this Security and any interest on the principal amount of this Security at the rate per annum shown above subject to the following paragraph. The Company will pay interest semi-annually in arrears on each January 1 and July 1 (each an "Interest Payment Date") and at stated maturity, commencing January 1, 1998. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

            On the Issue Date, the Company's obligations on the Securities will consist of (1) the obligation to pay interest on the aggregate principal amount of the Securities and to pay $8,538,000 aggregate principal amount of the Securities, plus 1% of the aggregate principal amount of the Securities in the Event of a Special Redemption or a Change of Control Offer, (2) the obligation to make a Special Offer in accordance with the Indenture, and (3) the obligation to instruct the Escrow Agent to release the Escrow Funds to the Trustee to pay the holders of the Securities and the obligation to pay 1% of the aggregate principal amount of Securities being redeemed in the event of a Special Redemption. At the time of the release of the Escrow Funds to the Company upon the consummation of a Pending Acquisition, an aggregate principal amount of the Securities equal to the amount of Escrow Funds so released automatically will convert into an obligation of the Company to pay principal, premium (if any) and interest with respect thereto. The Company will have no obligation to make payment on the Securities except as described above until the Escrow Funds are no longer held in the Escrow Account for the benefit of the holders of the Securities and the Trustee, and the holders of the Securities and the Trustee may look only to the Escrow Funds for payment of additional amounts until such time.

            The Company shall pay interest on overdue principal and on overdue installments of interest from time to time on demand at the rate borne by the Securities and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

            2. Method of Payment. The Company shall pay interest on the Securities (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Securities are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal, premium and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal, premium and interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

            3. Paying Agent and Registrar. Initially, U.S. Trust Company of Texas, N.A. (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Registrar or co-Registrar.

            4. Indenture. The Company issued the Securities under an Indenture, dated as of June 17, 1997 (the "Indenture"), between the Company and the Trustee. This Security is one of a duly authorized issue of Securities of the Company designated as its 9 1/4% Senior Subordinated Notes due 2007 (the "Securities"), limited (except as otherwise provided in the Indenture) in aggregate principal amount to $200,000,000, which may be issued under the Indenture. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and the TIA for a statement of them. The Securities are general unsecured obligations of the Company. Each Holder, by accepting a Security, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture.

            5. Redemption. (a) The Securities may be redeemed (subject to contractual and other restrictions with respect thereto and to the legal availability of funds therefor) at any time on or after July 1, 2002, in whole or in part, at the Company's option, at the redemption prices (expressed as percentages of the principal amount thereof) set forth below, plus accrued and unpaid interest, if any, to the redemption date if redeemed during the 12-month period beginning July 1 of each of the years set forth below:

YEAR                                                            PERCENTAGE
----                                                            ----------
2002 .......................................................     104.625%
2003 .......................................................     103.083%
2004 .......................................................     101.542%
2005 and thereafter ........................................     100.000%

            (b) In addition, prior to July 1, 2001, the Company may, at its option, use the net cash proceeds of one or more Public Equity Offerings or Major Asset Sales to redeem up to 25% of the aggregate principal amount of the Securities originally issued at a redemption price equal to 109.250% of the aggregate principal amount thereof at the redemption date of the Securities so redeemed plus accrued interest, if any, thereon to the date of redemption; provided, however, that after any such redemption, at least 75% in aggregate principal amount of Securities originally issued remains outstanding immediately after giving effect to such redemption. Any such redemption will be required to occur on or prior to the date that is one year after the receipt by the Company of the proceeds of a Public Equity Offering or Major Asset Sale. The Company shall effect such redemption on a pro rata basis.

            (c) In addition, prior to July 1, 2002, upon the occurrence of a Change of Control, the Company will have the option to redeem the Securities in whole but not in part (a "Change of Control Redemption") at a redemption price equal to 100% of the principal amount of the Securities plus the Applicable Premium. In order to effect a Change of Control Redemption, the Company must send a notice to each holder of Securities, which notice shall govern the terms of the Change of Control Redemption. Such notice must be mailed to holders of Securities within 30 days following the date the Change of Control occurred (the "Change of Control Redemption Date") and state that the Company is effecting a Change of Control Redemption in lieu of a Change of Control Offer.

            "Applicable Premium" means, with respect to a Security at any Change of Control Redemption Date, the greater of (i) 1.0% of the principal amount of such Security and (ii) the excess of (A) the present value at such time of (1) the redemption price of such Security at July 1, 2002 (such redemption price being described under Section 5(a) hereof) plus (2) all required interest payments due on such Security through July 1, 2002 computed using a discount rate equal to the Treasury Rate plus 100 basis points over (B) the principal amount of such Security.

            "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two business days prior to the Change of Control Redemption Date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the Change of Control Redemption Date to July 1, 2002; provided, however, that if the period from the Change of Control Redemption Date to July 1, 2002 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given except that if the period from the Change of Control Redemption Date to July 1, 2002 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

            (d) Under certain circumstances, the Company is required to make a Special Redemption of Securities. In such case, the Company shall redeem Securities at a redemption price equal to 101% of the principal amount of such Securities, plus accrued and unpaid interest to the date of the Special Redemption (the "Special Redemption Price") and direct the Escrow Agent to release the Escrow Funds to the Trustee to pay, together with other amounts deposited with the Trustee, the Special Redemption Price to the holders of the Securities being redeemed.

            6. Subordination. The Indebtedness evidenced by the Securities is, to the extent and in the manner provided in the Indenture, subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness as defined in the Indenture, and this Security is issued subject to such provisions.

            7. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at such Holder's registered address, except in the case of a Special Redemption, in respect of which notice of redemption shall be given at least three Business Days prior to the date of redemption. Securities in denominations larger than $1,000 may be redeemed in part.

            8. Change of Control Offer. In the event of a Change of Control, upon the satisfaction of the conditions set forth in the Indenture, the Company shall be required to offer to repurchase all or a portion of the then outstanding

Securities pursuant to a Change of Control Offer at a purchase price equal to 101% of the principal amount thereof, plus, without duplication, all accrued and unpaid interest, if any, to the Change of Control Payment Date.

            9. Limitation on Disposition of Assets. Section 4.15 of the Indenture provides that after certain Asset Sales (as defined in the Indenture), and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Securities in accordance with the procedures set forth in the Indenture.

            10. Denominations; Transfer; Exchange. The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities during a period beginning 15 days before the mailing of a redemption notice for any Securities or portions thereof selected for redemption.

            11. Persons Deemed Owners. The registered Holder of a Security shall be treated as the owner of it for all purposes.

            12. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for one year, the Trustee and the Paying Agent will pay the money back to the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

            13. Discharge Prior to Redemption or Maturity. If the Company at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of, premium and interest on the Securities to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Securities (including certain covenants, but excluding its obligation to pay the principal of, premium and interest on the Securities).

            14. Amendment; Supplement; Waiver. Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of

Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities, or comply with Article Five of the Indenture or make any other change that does not adversely affect in any material respect the rights of any Holder of a Security.

            15. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, incur additional Indebtedness and issue Preferred Stock, engage in certain Asset Swaps, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Subsidiaries and merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

            16. Successors. When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Securities and the Indenture, the predecessor will be released from those obligations.

            17. Defaults and Remedies. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Securities unless it has been offered indemnity or security reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Securities then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines in good faith that withholding notice is in their interest.

            18. Trustee Dealings with Company. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company, its Subsidiaries, Unrestricted Subsidiaries or their respective Affiliates as if it were not the Trustee.

            19. No Recourse Against Others. No past, present or future stockholder, director, officer, employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

            20. Authentication. This Security shall not be valid until the Trustee or authenticating agent manually signs the certificate of authentication on this Security.

            21. Governing Law. The laws of the State of New York shall govern this Security and the Indenture, without regard to principles of conflict of laws.

            22. Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

            23. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

            24. Registration Rights. Pursuant to the Registration Rights Agreement, the Company will be obligated upon the occurrence of certain events to consummate an exchange offer pursuant to which the Holder of this Security shall have the right to exchange this Series A Security for the Company's 9 1/4% Senior Subordinated Notes due 2007, Series B, which have been registered under the Securities Act, in like principal amount and having terms identical in all material respects as the Series A Securities. The Holders shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

            25. Escrow of Proceeds; Special Offer; Special Redemption. On the Issue Date, the Company will deposit into escrow for the benefit of the Holders $191,462,000 of the proceeds of the offering of the Securities. The Escrow Funds will be released on the terms and conditions set forth in the Escrow Agreement. If the GulfStar Transaction has not been consummated prior to September 30, 1997 or the Company determines that the GulfStar Transaction cannot be consummated prior to September 30, 1997 or any Escrow Funds remain in the Escrow Account on March 31, 1998, the Company will be required to offer to purchase the Securities. Under certain circumstances, the Company shall make a Special Redemption of the Securities at a redemption price of 101% of the principal amount thereof, plus accrued and unpaid interest to the date of redemption.

            The Company will furnish to any Holder of a Security upon written request and without charge a copy of the Indenture. Requests may be made to:
CAPSTAR RADIO BROADCASTING PARTNERS, INC., 600 Congress Avenue, Suite 1400, Austin, Texas 78701.

                              [FORM OF ASSIGNMENT]


I or we assign to

PLEASE INSERT SOCIAL SECURITY OR
  OTHER IDENTIFYING NUMBER
-----------------------------------

--------------------------------------------------------------------------------
                   (please print or type name and address)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
the within Security and all rights thereunder, hereby irrevocably constituting and appointing

--------------------------------------------------------------------------------
attorney to transfer the Security on the books of the Company with full power of substitution in the premises.

Dated:
      ------------------      --------------------------------------------------
                              NOTICE:  The signature on this
                              assignment must correspond with
                              the name as it appears upon the
                              face of the within Security in
                              every particular without alteration
                              or enlargement or any change
                              whatsoever and be guaranteed by the
                              endorser's bank or broker.



Signature Guarantee:
                      ----------------------------

                       OPTION OF HOLDER TO ELECT PURCHASE


            If you want to elect to have this Security purchased by the Company pursuant to Section 4.14 or Section 4.15 of the Indenture, check the appropriate box:

          Section 4.14 [  ]   Section 4.15 [  ]   Section 4.19 [  ]

            If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.14, Section 4.15 or Section 4.19 of the Indenture, state the amount: $_____________


Date:                     Your Signature:
      -------------------                 -----------------------------------
                                           (Sign exactly as
                                           your name appears
                                           on the other side
                                           of this Security)


Signature Guarantee:
                      -------------------------------------------------------
                          Participant in a recognized Signature
                          Guarantee Medallion Program (or other
                          signature guarantor program reasonably
                          acceptable to the Trustee)

                                                                       EXHIBIT B


                          [FORM OF SERIES B SECURITY]


                   CAPSTAR RADIO BROADCASTING PARTNERS, INC.


            9 1/4% Senior Subordinated Note due 2007, Series B

No.                                                         $

            CAPSTAR RADIO BROADCASTING PARTNERS, INC., a Delaware corporation (the "Company"), for value received, promises to pay to CEDE & CO. or
registered assigns, the principal sum of                              Dollars,
on July 1, 2007.

            Interest Payment Dates:  January 1 and July 1

            Record Dates:  December 15 and June 15

            Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

            IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

                                     CAPSTAR RADIO BROADCASTING
                                      PARTNERS, INC.


                                     By:
                                        --------------------------------------
                                        Name:
                                        Title:


                                     By:
                                        --------------------------------------
                                        Name:
                                        Title:

Trustee's Certificate of Authentication


            This is one of the 9 1/4% Senior Subordinated Notes due 2007, Series B referred to in the within-mentioned Indenture.


Dated:

                                                  U.S. TRUST COMPANY OF
                                                    TEXAS, N.A., as Trustee


                                                  By:
                                                     --------------------------
                                                       Authorized Signatory

                             (REVERSE OF SECURITY)


            9 1/4% Senior Subordinated Note due 2007, Series A



            1. Principal and Interest. CAPSTAR RADIO BROADCASTING PARTNERS, INC., a Delaware corporation (the "Company"), promises to pay the principal of this Security and any interest on the principal amount of this Security at the rate per annum shown above subject to the following paragraph. The Company will pay interest semi-annually in arrears on each January 1 and July 1 (each an "Interest Payment Date") and at stated maturity, commencing January 1, 1998. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

            On the Issue Date, the Company's obligations on the Securities will consist of (1) the obligation to pay interest on the aggregate principal amount of the Securities and to pay $8,538,000 aggregate principal amount of the Securities, plus 1% of the aggregate principal amount of the Securities in the Event of a Special Redemption or a Change of Control Offer, (2) the obligation to make a Special Offer in accordance with the Indenture, and (3) the obligation to instruct the Escrow Agent to release the Escrow Funds to the Trustee to pay the holders of the Securities and the obligation to pay 1% of the aggregate principal amount of Securities being redeemed in the event of Special Redemption. At the time of the release of the Escrow Funds to the Company upon the consummation of a Pending Acquisition, an aggregate principal amount of the Securities equal to the amount of Escrow Funds so released automatically will convert into an obligation of the Company to pay principal, premium (if any) and interest with respect thereto. The Company will have no obligation to make payment on the Securities except as described above until the Escrow Funds are no longer held in the Escrow Account for the benefit of the holders of the Securities and the Trustee, and the holders of the Securities and the Trustee may look only to the Escrow Funds for payment of additional amounts until such time.

            The Company shall pay interest on overdue principal and on overdue installments of interest from time to time on demand at the rate borne by the Securities and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

            2. Method of Payment. The Company shall pay interest on the Securities (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Securities are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal, premium and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal, premium and interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

            3. Paying Agent and Registrar. Initially, U.S. Trust Company of Texas, N.A. (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Registrar or co-Registrar.

            4. Indenture. The Company issued the Securities under an Indenture, dated as of June 17, 1997 (the "Indenture"), between the Company and the Trustee. This Security is one of a duly authorized issue of Securities of the Company designated as its 9 1/4% Senior Subordinated Notes due 2007 (the "Securities"), limited (except as otherwise provided in the Indenture) in aggregate principal amount to $200,000,000, which may be issued under the Indenture. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and the TIA for a statement of them. The Securities are general unsecured obligations of the Company. Each Holder, by accepting a Security, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture.

            5. Optional Redemption. (a) The Securities may be redeemed (subject to contractual and other restrictions with respect thereto and to the legal availability of funds therefor) at any time on or after July 1, 2002, in whole or in part, at the Company's option, at the redemption prices (expressed as percentages of the principal amount thereof) set forth below, plus accrued and unpaid interest, if any, to the redemption date if redeemed during the 12-month period beginning July 1 of each of the years set forth below:

YEAR                                                           PERCENTAGE
----                                                           ----------
2002  . . . . . . . . . . . . . . . . . . . . . . . .. . .       104.625%
2003  . . . . . . . . . . . . . . . . . . . . . . . .. . .       103.083%
2004  . . . . . . . . . . . . . . . . . . . . . . . .. . .       101.542%
2005 and thereafter . . . . . . . . . . . . . . . . .. . .       100.000%

                      (b) In addition, prior to July 1, 2001, the Company may, at its option, use the net cash proceeds of one or more Public Equity Offerings or Major Asset Sales to redeem up to 25% of the aggregate principal amount of the Securities originally issued at a redemption price equal to 109.250% of the aggregate principal amount thereof at the redemption date of the Securities so redeemed plus accrued interest, if any, thereon to the date of redemption; provided, however, that after any such redemption, at least 75% in aggregate principal amount of Securities originally issued remains outstanding immediately after giving effect to such redemption. Any such redemption will be required to occur on or prior to the date that is one year after the receipt by the Company of the proceeds of a Public Equity Offering or Major Asset Sale. The Company shall effect such redemption on a pro rata basis.

                      (c) In addition, prior to July 1, 2002, upon the occurrence of a Change of Control, the Company will have the option to redeem the Securities in whole but not in part (a "Change of Control Redemption") at a redemption price equal to 100% of the principal amount of the Securities plus the Applicable Premium. In order to effect a Change of Control Redemption, the Company must send a notice to each holder of Securities, which notice shall govern the terms of the Change of Control Redemption. Such notice must be mailed to holders of Securities within 30 days following the date the Change of Control occurred (the "Change of Control Redemption Date") and state that the Company is effecting a Change of Control Redemption in lieu of a Change of Control Offer.

                      "Applicable Premium" means, with respect to a Security at any Change of Control Redemption Date, the greater of (i) 1.0% of the principal amount of such Security and (ii) the excess of (A) the present value at such time of (1) the redemption price of such Security at July 1, 2002 (such redemption price being described under Section 5(a)) plus (2) all required interest payments due on such Security through July 1, 2002 computed using a discount rate equal to the Treasury Rate plus 100 basis points over (B) the principal amount of such Security.

                      "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two business days prior to the Change of Control Redemption Date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the Change of Control Redemption Date to July 1, 2002; provided, however, that if the period from the Change of Control Redemption Date to July 1, 2002 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given except that if the period from the Change of Control Redemption Date to July 1, 2002 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

                      (d) Under certain circumstances, the Company is required to make a Special Redemption of Securities. In such case, the Company shall redeem such Securities at a redemption price equal to 101% of the principal amount of such Securities, plus accrued and unpaid interest to the date of the Special Redemption (the "Special Redemption Price") and direct the Escrow Agent to release the Escrow Funds to the Trustee to pay, together with other amounts deposited with the Trustee, the Special Redemption Price to the holders of the Securities being redeemed.

                      6. Subordination. The Indebtedness evidenced by the Securities is, to the extent and in the manner provided in the Indenture, subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness as defined in the Indenture, and this Security is issued subject to such provisions.

                      7. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at such Holder's registered address, except in the case of a Special Redemption, in respect of which notice of redemption shall be given at least three Business Days prior to the date of redemption. Securities in denominations larger than $1,000 may be redeemed in part.

                      8. Change of Control Offer. In the event of a Change of Control, upon the satisfaction of the conditions set forth in the Indenture, the Company shall be required to offer to repurchase all or a portion of the then outstanding

Securities pursuant to a Change of Control Offer at a purchase price equal to 101% of the principal amount thereof, plus, without duplication, all accrued and unpaid interest, if any, to the Change of Control Payment Date.

                      9.       Limitation on Disposition of Assets.  Section
4.15 of the Indenture provides that after certain Asset Sales (as defined in the Indenture), and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Securities in accordance with the procedures set forth in the Indenture.

                      10. Denominations; Transfer; Exchange. The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities during a period beginning 15 days before the mailing of a redemption notice for any Securities or portions thereof selected for redemption.

                      11. Persons Deemed Owners. The registered Holder of a Security shall be treated as the owner of it for all purposes.

                      12. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for one year, the Trustee and the Paying Agent will pay the money back to the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

                      13. Discharge Prior to Redemption or Maturity. If the Company at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of, premium and interest on the Securities to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Securities (including certain covenants, but excluding its obligation to pay the principal of, premium and interest on the Securities).

                      14. Amendment; Supplement; Waiver. Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of

Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities, or comply with Article Five of the Indenture or make any other change that does not adversely affect in any material respect the rights of any Holder of a Security.

                      15. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, incur additional Indebtedness and issue Preferred Stock, engage in certain Asset Swaps, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Subsidiaries and merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

                      16. Successors. When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Securities and the Indenture, the predecessor will be released from those obligations.

                      17. Defaults and Remedies. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Securities unless it has been offered indemnity or security reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Securities then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines in good faith that withholding notice is in their interest.

                      18. Trustee Dealings with Company. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company, its Subsidiaries, Unrestricted Subsidiaries or their respective Affiliates as if it were not the Trustee.

                      19. No Recourse Against Others. No past, present or future stockholder, director, officer, employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

                      20. Authentication. This Security shall not be valid until the Trustee or authenticating agent manually signs the certificate of authentication on this Security.

                      21. Governing Law. The laws of the State of New York shall govern this Security and the Indenture, without regard to principles of conflict of laws.

                      22. Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                      23. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

                      24. Escrow of Proceeds; Special Offer; Special Redemption. On the Issue Date, the Company will deposit into escrow for the benefit of the Holders $191,462,000 of the proceeds of the offering of the Securities. The Escrow Funds will be released on the terms and conditions set forth in the Escrow Agreement. If the GulfStar Transaction has not been consummated prior to September 30, 1997 or the Company determines that the GulfStar Transaction cannot be consummated prior to September 30, 1997 or any Escrow Funds remain in the Escrow Account on March 31, 1998, the Company will be required to offer to purchase the Securities. Under certain circumstances, the Company shall make a Special Redemption of the Securities at a redemption price of 101% of the principal amount thereof, plus accrued and unpaid interest to the date of redemption.

                      The Company will furnish to any Holder of a Security upon written request and without charge a copy of the Indenture. Requests may be made to: CAPSTAR RADIO BROADCASTING PARTNERS, INC., 600 Congress Avenue, Suite 1400, Austin, Texas 78701.

                              [FORM OF ASSIGNMENT]


I or we assign to

PLEASE INSERT SOCIAL SECURITY OR
  OTHER IDENTIFYING NUMBER

--------------------------------------------------------------------------------
                    (please print or type name and address)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
the within Security and all rights thereunder, hereby irrevocably constituting and appointing

--------------------------------------------------------------------------------
attorney to transfer the Security on the books of the Company with full power of substitution in the premises.

Dated:
      ------------------------           ---------------------------------------
                                         NOTICE:  The signature on this
                                         assignment must correspond with the
                                         name as it appears upon the face of the
                                         within Security in every particular
                                         without alteration or enlargement or
                                         any change whatsoever and be guaranteed
                                         by the endorser's bank or broker.



Signature Guarantee:
                      ----------------------------------------------------------

                       OPTION OF HOLDER TO ELECT PURCHASE


                      If you want to elect to have this Security purchased by the Company pursuant to Section 4.14 or Section 4.15 of the Indenture, check the appropriate box:

Section 4.14 [     ]   Section 4.15 [     ]   Section 4.19 [     ]

                      If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.14, Section 4.15 or Section 4.19 of the Indenture, state the amount: $_____________


Date:                     Your Signature:
      -------------------                 -------------------------------------
                                          (Sign exactly as
                                          your name appears
                                          on the other side
                                          of this Security)


Signature Guarantee:
                      ---------------------------------------------------------
                      Participant in a recognized Signature
                      Guarantee Medallion Program (or other
                      signature guarantor program reasonably
                      acceptable to the Trustee)

                                                                       EXHIBIT C


                      FORM OF LEGEND FOR GLOBAL SECURITIES


                      Any Global Security authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

                      THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF
              THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

                      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED
              REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                                                       EXHIBIT D


CERTIFICATE TO BE DELIVERED UPON EXCHANGE
OR REGISTRATION OF TRANSFER OF SECURITIES


   Re: 9 1/4% Senior Subordinated Notes due 2007, Series A and 9 1/4% Senior Subordinated Notes due 2007, Series B (the "Securities"), of Capstar Radio Broadcasting Partners, Inc.


                      This Certificate relates to $_______ principal amount of Securities held in the form of* ___ a beneficial interest in a Global Security or* _______ physical securities by ______ (the "Transferor").

The Transferor:*

              / /     has requested by written order that the Registrar deliver
in exchange for its beneficial interest in the Global Security held by the Depositary a physical security or physical securities in definitive, registered form of authorized denominations and an aggregate number equal to its beneficial interest in such Global Security (or the portion thereof indicated above); or

              / /     has requested that the Registrar by written order to
exchange or register the transfer of a physical security or physical securities.

                      In connection with such request and in respect of each such Security, the Transferor does hereby certify that the Transferor is familiar with the Indenture relating to the above captioned Securities and the restrictions on transfers thereof as provided in Section 2.16 of such Indenture, and that the transfer of this Security does not require registration under the Securities Act of 1933, as amended (the "Act") because*:

              / /     Such Security is being acquired for the Transferor's own
account, without transfer (in satisfaction of Section 2.16(a)(II)(A) or Section 2.16(d)(i)(A) of the Indenture).

              / /     Such Security is being transferred to a "qualified
institutional buyer" (as defined in Rule 144A under the Act), in reliance on Rule 144A.

              / /     Such Security is being transferred to an institutional
"accredited investor" (within the meaning of subparagraphs (a)(1), (2), (3) or (7) of Rule 501 under the Act.

              / /     Such Security is being transferred in reliance on
Regulation S under the Act.

              / /     Such Security is being transferred in reliance on
Rule 144 under the Act.

              / /     Such Security is being transferred in reliance on and in
compliance with an exemption from the registration requirements of the Act other than Rule 144A or Rule 144 under the Act to a person other than an institutional "accredited investor."


                                       --------------------------------
                                       [INSERT NAME OF TRANSFEROR]


                                       By:
                                          ----------------------------
                                             [Authorized Signatory]

Date:
      -----------------
       *Check applicable box.

                                                                       EXHIBIT E


                          Form of Certificate To Be
                         Delivered in Connection with
               Transfers to Institutional Accredited Investors


Capstar Radio Broadcasting Partners, Inc.
c/o U.S. Trust Company of Texas, N.A.

Dear Sirs:

           This certificate is delivered to request a transfer of $ million in principal amount of 9 1/4% Senior Subordinated Notes due 2007 (the "Notes") of Capstar Radio Broadcasting Partners, Inc. (the "Company"). Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

           Name:
           Address:
           Taxpayer ID Number:

           The undersigned represents and warrants to you that:

           1. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933 (the "Securities Act")) purchasing Notes for our own account or for the account of such an institutional "accredited investor" and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of our investment in the shares of the Notes and we invest in or purchase securities similar to the Notes in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

           2. We understand that the shares of the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date which is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) (the "Resale Restriction Termination Date") only (a) to the

Company, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act, to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act, that is purchasing for its own account or for the account of such an institutional "accredited investor," or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of any of the Notes is proposed to be made pursuant to clause
(e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the U.S. Trust Company of Texas, N.A. (the "Trustee"), which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2),
(3) or (7) under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes pursuant to clause (d), (e) or (f) above to require the delivery of an opinion of counsel, certificates and/or other information satisfactory to the Company and the Transfer Agent.

                                                 TRANSFEREE:


                                                 By:
                                                     -------------------------




                                     E-2